AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

HEALTHCARE PORTFOLIO – 12 Properties

THIS AGREEMENT (“Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL V, LLC (“Buyer”), and the twelve (12) entities listed on Exhibit A1, which constitute the owners of the Properties listed in Exhibit A1 [such twelve (12) entities are referred to individually as a “Seller” and collectively as the “Sellers”].

BACKGROUND

A.           Sellers are the owners of the respective Properties listed on Exhibit A1.

B.           Buyer desires to purchase the Properties and Sellers desire to sell the Properties to Buyer on the terms and conditions set forth in this Agreement.

C.           Terms appearing in this Agreement with the first letter thereof capitalized have the respective meanings set forth in this Agreement.

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)           “Anti-Terrorism Laws” shall have the meaning ascribed in Section 29.

(b)           “Approved Assignee” shall have the meaning ascribed in Section 25.

(c)           “Authorization Verification” shall have the meaning ascribed in Section 6(n).

(d)           “Brokers” shall mean E. Hunter Beebe/Healthcare Real Estate Capital, LLC, acting as Seller’s agent.

(e)           “Business Days” shall have the meaning ascribed in Section.18.

(f)           “Buyer’s Representatives” shall mean the attorneys, accountants, consultants and/or contractors designated by Buyer as Buyer’s Representatives to inspect and/or make tests in respect of the Properties.

(g)           “Cash Refunds” shall have the meaning ascribed in Section 4(b)(ii).

(h)           “Certificate of Substantial Completion” shall mean a certificate from the architect of the Seller owning a Property Under Construction certifying the substantial completion of such Property, subject to any attached punch list.

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(i)           “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is set forth in Exhibit “A”, The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.

Notwithstanding the foregoing, if as of the Effective Date, the Tenant of any Property Under Construction has not accepted possession of such Property and commenced payment of rent pursuant to the Lease of such Property, then the Closing will occur on the thirtieth (30th) day following the occurrence of all of the following (collectively, the “Completion of Construction”): (i) completion of construction of improvements on the Property and delivery to Buyer of the punch-list of work to be completed by landlord under the Lease as approved by Tenant (the “Punch-List”), (ii) the Tenant under such Lease accepting possession of the Property pursuant to the Lease, Tenant commencing actual payment of rent pursuant to the Lease (and not just the obligation to pay rent where rent is withheld by Tenant in escrow as security for completion of punch list items), and Tenant opening for normal business operations, (iii) the date on which Seller delivers to Buyer commercially reasonable documentation acceptable to Buyer evidencing the completion of construction of improvements on the Property substantially in accordance with approved plans and specifications therefore and (iv) the issuance and delivery to Buyer (or, as required by the Lease, to Tenant) of all permits, approvals and a permanent certificate of occupancy required for the lawful occupancy of the Property and use thereof for the purposes contemplated by Tenant.

(j)           “Closing Extension Period” shall have the meaning ascribed in Section 9(b).

(k)           “Construction Due Diligence Period” shall mean the period beginning upon the date that Seller delivers to Buyer a Certificate of Substantial Completion for each Property Under Construction (“Substantially Complete” or “Substantial Completion”) in accordance with the Lease and an as-built survey for such Property are delivered to Buyer and extending until 11:59 PM EST on the end of the date that is thirty (30) days thereafter with respect to (i) all matters set forth in Section 6(a) relating to title that require an as-built survey and (ii) all items set forth in Section 6(c), The Construction Due Diligence Period shall be calculated independently for each Property Under Construction.  References to “Due Diligence Period” shall be deemed to refer to the period ending August 15, 2011 unless the context clearly requires a reference to the Construction Due Diligence Period.

(l)           “Construction Escrow Deposit” shall have the meaning ascribed in Section 17.

(m)           “Demand” shall have the meaning ascribed in Section 8(a).

(n)           “Due Diligence Materials” shall have the meaning ascribed in Section 4(b).

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(o)           “Due Diligence Outside Date” shall have the meaning ascribed in Section 6(n).

(p)           “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EST on August 15, 2011, as such period may be extended with respect to Extension Properties pursuant to the terms of Section 6(n).

(q)           “Earnest Money” shall mean Three Million Dollars ($3,000,000.00).  The Earnest Money shall be delivered to Escrow Agent within two (2) Business Days after the Effective Date, together with any additional earnest money delivered to the Escrow Agent pursuant to Section 10.  The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed in accordance with the allocation to the respective Properties set forth on Exhibit A1.

(r)           “Effective Date” shall mean the date that is one (1) Business Day after the date on which this Agreement has been executed and delivered by Buyer and Sellers.  The occurrence of the Effective Date shall not require the execution by the Escrow Agent.

(s)           “Escrow Agent” shall mean Chicago Title Insurance Company, whose address is Suite 1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention:  Edwin G. Ditlow, Telephone:  215-875-4184; Telecopy:  215-732-1203; E-mail:  ditlowE@ctt.com who shall use as its local title representative, Republic Title of Texas, Inc., 2626 Howell St., 10th floor, Dallas, TX 75204, Telephone 214-855-8835, Attention :  Jeanne Ragland.  The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Commitment and Title Policy, (y) preparation of the closing statement, and (z) collections and disbursement of the funds.

(t)           “Escrow Agreement” shall have the meaning ascribed in Section 17.

(u)           “Exchange” shall have the meaning ascribed in Section 23.

(v)           “Exchange Party” shall have the meaning ascribed in Section 23.

(w)           “Excluded Assets” shall mean the following:

(i)           all cash, marketable securities and bank accounts, except security deposits of Tenants of such Property;

(ii)           all insurance policies relating to such Property and all rights of any Seller of every nature and description under or arising out of such insurance policies (including the right to any refund for the cancellation of such policies) other than the right to the proceeds thereunder required to be assigned to Buyer pursuant to Section 7 of this Agreement;

(iii)           all claims for refunds of taxes paid by Sellers, net of any liabilities to the Tenants, attributable to such Property relating to any period, or any portion of any period, ending on or prior to the Closing Date;

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(iv)           all claims for Tenant rents that are delinquent as of the Closing Date and are payable under Leases that terminated on or prior to the Closing Date and Uncollected Delinquent Tenant Receivables to which the Sellers may be entitled in accordance with Section 4(a):  and

(v)           any other asset specifically excluded from the Properties to be sold, assigned or otherwise transferred hereunder.

(x)           “Extension Notice” shall have the meaning ascribed in Section 10.

(y)           “Extension Property” shall have the meaning ascribed in Section 6(n).

(z)           “Extension Right” shall have the meaning ascribed in Section 10.

(aa)           “Ground Lease” shall mean that certain Ground Lease Agreement dated December 18, 2009 by and between Floyd Healthcare Management, Inc., d/b/a Floyd Medical Center, as Landlord, and Rome LTH Partners, LP, as Tenant, a Memorandum of which is recorded at Book 2215, pages 398-402, Public Records of Floyd County, Georgia, as the same may have been heretofore amended or modified.

(bb)           “Ground Lease Improvements” shall mean the Building and other improvements constructed on the Ground Lease Land pursuant to the Ground Lease.

(cc)           “Ground Lease Land” shall mean the land described in the Ground Lease.

(dd)           “Ground Lease Property” shall mean the Ground Lease Land, Ground Lease Improvements and other elements of a Property, as herein defined, to the extent applicable to the Ground Lease Improvements and the Ground Lease Land.

(ee)           “Hazardous Substances” shall have the meaning ascribed in Section 11(h).

(ff)           “Improvements” shall mean the Building and other improvements constituting a part of a Property.

(gg)           “Lease” or “Leases” shall mean those certain Leases described on Exhibit A2 attached hereto and made a part hereof between Sellers, as landlord, and the entities as set forth on Exhibit A2 as tenant (each a “Tenant” and one or more “Tenants”).  The term Lease shall not include the Ground Lease.

(hh)           “Liens” shall have the meaning ascribed in Section 6(a).

(ii)           “Major Tenant” shall mean any Tenant renting 10,000 rentable squarea feet or more in a Property, under one or more Leases.

(jj)           “Material Damage” shall have the meaning ascribed in Section 7.

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(kk)           “Non-Exchanging Party” shall have the meaning ascribed in Section 23.

(ll)           “Objection” shall have the meaning ascribed in Section 6(a).

(mm)           “Pass-Through Expenses” shall have the meaning ascribed in Section 4(d).

(nn)           “Permitted Exceptions” shall have the meaning ascribed in Section 6(a).

(oo)           “Person” shall mean an individual, corporation, partnership, limited partnership, trust, association or governmental entity.

(pp)           “Property” shall collectively mean (i) those certain parcels of real property, all of which are listed on Exhibit Al, together with all right, title and interest of Sellers, if any, in and to the land lying in the bed of any street or highway in front of or adjoining such real property, and all appurtenances and all the estate and rights of Sellers, if any, in and appurtenant to such parcels of real property, including, without limitation, all appurtenant easements and rights-of-way, and Buildings and all other improvements thereon, and all air and subsurface rights appurtenant to such parcels of real property, as the case may be (such parcels of real property, together with all such rights and appurtenances, being collectively referred to herein as the “Land”); (ii) all of the buildings and improvements (each individually called a “Building” and collectively called the “Buildings”) situated on the Land; (iii) all right, title and interest of Sellers, if any, in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Land and the Buildings, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Land together with all personal property (other than furniture, equipment not necessary to operate the Buildings or building systems and not permanently affixed to the Buildings or Land, trade fixtures and inventory) owned by Sellers and located on the Land or on and/or in the Buildings (collectively, the “Personal Property”); (iv) all right, title and interest of Sellers in and to all warranties and guaranties respecting the Buildings and Personal Property; (v) to the extent not otherwise described in subsection (i), all right, title and interest of Sellers in and to all leases respecting the Buildings and Personal Property, including, without limitation, all prepaid rent or security or other deposits thereunder; (vi) all right, title and interest of Sellers in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Land and the Buildings, to the extent they exist and are transferable and assignable; and (vii) to the extent to be assigned hereunder, all Service Contracts (hereafter defined); and (viii) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Land.  Any references to “Property” in the singular, such as references to “a Property” or “each Property”, refer to an individual parcel of Land and all matters described in (ii)-(viii) in connection with such Land.

Notwithstanding the foregoing provisions of this Section 1(pp), [1] references to Property with respect to the Ground Lease Property shall be deemed to refer to the leasehold estate owned by Rome LTH Partners, LP and not fee title to the Ground Lease Land, it being acknowledged by all parties that Rome LTH Partners, LP has only a leasehold estate in the Ground Lease Property and [2] the term Property shall not include any Excluded Assets.

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(qq)           “Property Information” shall have the meaning ascribed in Section 6(h).

(rr)           “Property Under Construction” shall mean each of the Care Meridian projects in La Mesa, California being developed by La Mesa Med Partners, LP and the Reliant Rehabilitation Hospital in Houston, Texas being developed by Northwest Houston Hospital RE Partners, LP.

(ss)           “Protest Proceeding” shall have the meaning ascribed in Section 4(b)(ii).

(tt)           “Purchase Price” shall mean the amount listed for each Property as set forth opposite the designation of such Property on Exhibit A1 attached hereto.

(uu)           “Real Estate Taxes” shall mean general and special real estate ad valorem taxes.

(vv)           “Required Approvals” shall have the meaning ascribed in Section 6(n).

(ww)           “Required Tenant Estoppels” shall have the meaning ascribed in Section 6(d).

(xx)           Sellers’ and Buyer’s Notice address

(i)           “Sellers’ Notice Address” with respect to each Seller shall be as follows, except as same may be changed pursuant to the Notice section herein:

Each Seller

c/o Jason K, Dodd

9301 North Central Expressway #300

Dallas, Texas 75231

Tel. No.:  (214) 953-1722

Fax No.:  (214)953-0278

Email:  idodd@thecirrusgroup.com

And to:	Owens, Clary & Aiken, L.L.P.

Robert L, Owens

700 N. Pearl Street, Suite 1600

Dallas, Texas 75201

Tel. No.: 214-698-2101

Fax No.: 214-698-2121 (facsimile)

Email: rlowens@oca-law.com

(ii)           “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

William Kahane

American Realty Capital V, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.:  (215) 887-3054

Fax No.:  (646)861-7751

Email:  wkahane@arlcap.com

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And to:

Jesse Galloway

American Realty Capital V, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.:  (212) 415-6536

Fax No.:  (646) 861-7751

Email:  jgalloway@arlcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte

American Realty Capital, LLC

202 E Franklin Street

Monroe, NC 28112

Tel. No.:  (212) 415-6570

Fax No.:  (212) 415-6507

Email:  jmezzanotte@arlcap.com

(yy)           “Service Contracts” shall mean any contracts entered into by or on behalf of any Seller with respect to the ownership, operation and/or management of a Property, other than a Lease.

(zz)           “SNDA” shall have the meaning ascribed in Section 6(e).

(aaa)           “Tenant Receivables” shall have the meaning ascribed in Section 4(d).

(bbb)           “Title Policy” shall have the meaning ascribed in Section 13(b).

(ccc)           “Tranche” shall mean the grouping of Properties scheduled to close on the same date under Exhibit A.  There are four (4) Tranches of Properties, designated Tranche A, Tranche B, Tranche C and Tranche D.

(ddd)           “Unbilled Tenant Receivables” shall have the meaning ascribed in Section 4(d).

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(eee)           “Uncollected Delinquent Tenant Receivables” shall have the meaning ascribed in Section 4(d).

(fff)           “Warranties” shall have the meaning ascribed in Section 11(j).

Unless the context of this Agreement otherwise clearly requires, (i) words of any gender include the other gender and the neuter; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms ‘‘hereof,” “herein” “hereby” “hereto” and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision; (iv) the term “Section” or other subdivision refer to the specified Section or other subdivision of the body of this Agreement; (v) the words “include” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” except when preceded by a negative predicate; and (vi) when a reference is made in this Agreement to a schedule or exhibit, such reference shall be to a schedule or exhibit to this Agreement unless otherwise indicated.  All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.  The term “party” or “parties” (but not the term “third party”) when used herein refer to Buyer, on the one hand, and Sellers (or a specific Seller, as the context may require, on the other hand.  When used herein, the phrase “to the knowledge of any Person, “to the best knowledge of any Person, “known to” any Person or any similar phrase, means, in the case of Buyer, the actual knowledge of James A. Mezzanotte, and, in the case of Sellers, the actual knowledge of W.L. Hutchison, Jr., Jason K. Dodd and Nikki Matthews.  In no event will qualifying a party’s knowledge give rise to any personal liability on the part of individuals named in such limiting language, or any other officer or employee of such party, on account of any breach of any representation or warranty made by such party herein.  Neither Buyer nor Sellers shall be subject to any express or implied duty or obligation to conduct any further inquiry or investigation.  In this Agreement, any reference to a party conducting its business or other affairs or taking any action in the “ordinary course of business” and “ordinary course of business consistent with past practice” refer to the business and practice of the specified business as heretofore conducted to the extent:  (a) such action is consistent with such party’s past practices and is taken in the ordinary course of such party’s normal day-to-day operations; and (b) such action is not required to be authorized by such party’s shareholders, such party’s board of directors or any committee of such party’s board of directors and does not require any other separate or special authorization of any nature from a third party.

2. Purchase and Sale of the Property.  Subject to the terms of this Agreement, Sellers agree to sell to Buyer the Property for the applicable Purchase Price set forth in Exhibit A1.  Sellers agree to perform all of the obligations of Seller hereunder with respect to their respective Properties; provided that, the obligations of each Seller hereunder are several, not joint and several, with the obligations of the other Sellers hereunder.

3. Purchase Price.

(a)           The Purchase Price to be paid by Buyer to Sellers shall be paid by wire transfer of immediately available funds to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Sellers.

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(b)           In the event this Agreement is terminated for any reason pursuant to the terms hereof with respect to one or more (but not all) Properties, this Agreement shall continue in full force and effect with respect to the remaining Properties and the Purchase Price shall be reduced by the amount shown on Exhibit A1 with respect to such terminated Property or Properties.  The amounts which would have been Buyer’s Closing Costs with respect to such terminated Property or Properties shall be excluded from Buyer’s Closing Costs hereunder (except to the extent the same have already been paid or remain payable) and Seller shall not be obligated to pay any of such excluded costs.

4. Prorations.

(a)           Prorations.  As of 12:01 A.M. on the Closing Date as to each Property, the following items will be prorated as of the date of Closing of each Property with all items of income and expense for such Property being borne by Buyer from and after (and including) the Date of Closing:  Tenant Receivables and other income and rents that have been collected by Sellers as of Closing; fees and assessments; prepaid expenses and obligations under Service Contracts which are assigned, if any; accrued operating expenses; Real Estate Taxes; and any assessments by private covenant for the then-current calendar year of Closing.  Prorations will be calculated separately with respect to each Property assigned or sold.  Specifically, the following will apply to such prorations.

(b)           Taxes

(i)           If Real Estate Taxes for the year of Closing are not known or cannot be reasonably estimated, Real Estate Taxes will be prorated based on Taxes for the year prior to Closing.  Any additional Real Estate Taxes in the nature of “roll back” taxes or relating to the year of Closing arising out of a change in the use of the Land and Improvements or a change in ownership shall be paid by Sellers when due and payable, and such Seller will indemnify Buyer from and against any and all such Real Estate Taxes arising out of the transfer of the Property owned by such Seller, which indemnification obligation will survive the Closing.

(ii)           If any Seller has engaged or will engage prior to the expiration of the Due Diligence Period, consultants for the purpose of protesting the amount of taxes or the assessed valuation for certain tax periods for the Properties owned by such Seller (“Protest Proceedings”), any cash refunds or proceeds actually distributed (collectively, “Cash Refunds”) will be apportioned as described below.  Any Cash Refunds (including interest thereon) on account of a favorable determination, after deduction of costs and expenses incurred for such Protest Proceedings, shall be:  (i) the property of the applicable Seller to the extent such Cash Refunds were for Real Estate Taxes paid by such Seller applicable to a period prior to the Closing Date, (ii) prorated between Buyer and the applicable Seller for taxes paid for a period during which the Closing Date occurred, and (iii) the property of Buyer for Real Estate Taxes for a period after the Closing Date.  Sellers and Buyer agree to notify the other in writing of any receipt of a Cash Refund within fifteen (15) Business Days of receipt of such Cash Refund.  To the extent either party obtains a Cash Refund, a portion of which is owed to the other party, the receiving party shall deliver the Cash Refund to the other party within fifteen (15) Business Days of its receipt.  Buyer agrees and acknowledges that any or all of the Sellers have the right the initiate proceedings to protest the valuation of any of the Properties prior to the expiration of the Due Diligence Period.  Sellers agree to give Buyer notice of any such Sellers intent to initiate such proceedings prior to initiation of such proceedings and at any time subsequent to the end of the Due Diligence Period shall obtain Buyer’s consent to initiation of such proceedings, which consent may be unreasonably withheld

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(c)           Utilities.  Buyer will take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies.  The respective Sellers will ensure that all utility meters are read as of the Closing Date.  Sellers will be entitled to recover any and all deposits held by any utility company as of the Closing Date.

(d)           Tenant Receivables.  Rents due from Tenants under Leases (including operating expense and real estate tax contributions or reimbursements and similar charges (collectively, “Pass-Through Expenses”)), set-offs due or required to be paid under or by reason of the Leases (collectively called “Tenant Receivables”) shall be adjusted by appropriate credit to the Seller or Buyer (as the case may be) on the Closing Date.  If, at the Closing Date, any tenant is in arrears in the payment of rents, “Uncollected Delinquent Tenant Receivables” Seller will disclose the same to Buyer in writing or on the Rent Roll and such amounts shall not be adjusted on the Closing Date.  Prior to the Closing Date, Seller shall use Seller’s current business practices to collect Uncollected Delinquent Tenant Receivables.  If Buyer shall collect Uncollected Delinquent Tenant Receivables within ninety (90) days after the Closing Date, then Buyer shall turn over to Seller the arrearages so collected, less the reasonable cost of collection thereof, if any; provided, however, Seller may continue to seek to collect the Uncollected Delinquent Tenant Receivables by legal action following the Closing Date.  All rents collected by Buyer after the Closing Date (except for amounts specifically billed and paid as end of year reconciliation payments for Pass-Through Expenses, which shall be separately accounted for and allocated, pro rata, between Seller and Buyer as their interest may appear) shall be first applied to rents due and payable after the Closing Date and only the excess thereof shall be paid over to Seller on account of the Uncollected Delinquent Tenant Receivables.  Each Seller shall prepare the reconciliation for Pass-Through Expenses for such Seller’s Property and provide such reconciliation to Buyer and Buyer’s manager.  Buyer agrees to cause its manager to cooperate with each such Seller in preparing such reconciliation.  To the extent that items to be apportioned hereunder may be required to be paid directly by a Tenant under its Lease, the same shall not be apportioned, provided, however, that such items shall have been paid by such tenant currently through the month including the Closing Date.  The provisions of this subparagraph 4(d) shall survive Closing and the delivery of the Deeds and Assignments, and shall survive the expiration or earlier termination of this Agreement.  Sellers expressly agree that if Sellers receive any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Sellers will notify Buyer of such fact and will remit to Buyer that portion of the monies so received by Sellers to which Buyer is entitled within ten (10) Business Days after receipt thereof.  With respect to Unbilled Tenant Receivables, Buyer covenants and agrees to cause its property manager to (A) bill the same in the ordinary course of its business and (B) cooperate with Sellers to determine the correct amount of operating expenses and/or taxes due.  The provisions of this Section 4(d) will survive the Closing.

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A reconciliation or determination of Pass-Through Expenses, Uncollected Delinquent Tenant Receivables and Unbilled Tenant Receivables due under the Leases shall be made at Closing to the extent possible.  To the extent such information is not available at Closing, the foregoing shall be subject to adjustment following the Closing in accordance with the terms of Section 4(d), above.  The provisions of this Section 4(d) will survive the Closing.

(e)           If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 4(a) through (d), then, for each separate item for which an adjustment is to be made, the following will apply:  (i) initially the matter subject to allocation at Closing (including without limitation the Pass-Through Expenses) shall be re-prorated within sixty (60) days following the Closing; (ii) a further adjustment of prorated items shall occur one hundred twenty (120) days following the close of the calendar year in which the Closing occurs and (iii) a final adjustment shall occur not later than thirty-six (36) months after the Closing.  All such rights and obligations under this Section 4(e) will survive the Closing.

(f)           All Deposits collected and not properly applied by Sellers as of the Closing on the respective Properties (and interest thereon if required by law or contract) must be transferred or credited to Buyer at Closing.  As of the Closing, Buyer will assume each Seller’s obligations related to the Deposits, but only to the extent they are credited or transferred to Buyer.

4A.           Payment of Costs and Recording Fees.

(a)           The respective Sellers shall pay or be charged with the following costs and expenses in connection with this transaction:

(i)           100% of all Owner’s Title Insurance policy premiums, search costs including a survey endorsement (but excluding any other endorsements issued in connection with such policies) for Property located in the states of Arizona, California, Colorado, Nevada and Texas.  50% of all escrow fees of the Escrow Agent.  50% of all Owner’s Title Insurance policy premiums, search costs of the Escrow Agent including a survey endorsement (but excluding any other endorsements issued in connection with such policies) for Property located in the state of Georgia;

(ii)           100% of all transfer taxes and conveyance fees for Property located in the states of Arizona, California, Colorado, Nevada and Texas on the sale and transfer of the Property shall be paid by each Seller.  50% of all transfer taxes and conveyance fees for Property located in the state of Georgia on the sale and transfer of the Property shall be paid by each Seller;

(iii)           Broker’s commission payments (for both leasing and sales commissions earned), in accordance with Section 24 of this Agreement; and

(iv)           All fees relating to the granting, executing and recording of the Deed for the respective Properties and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.

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(b)           Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:

(i)           50% of the escrow fees of the Escrow Agent and 50% of the Owner’s Title Insurance Policy premiums and search costs and escrow fees of the Escrow Agent including a survey endorsement for Property located in the state of Georgia, and 100% of the costs of any other endorsements issued in connection with all such policies;

(ii)           50% of all transfer taxes and conveyance fees on the conveyance of each Property for Property located in the state of Georgia;

(iii)           all costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and

(iv)           Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations.

(c)           Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  Any other expenditures incurred by the parties hereto shall be for their own account and shall be borne by the party incurring the same.

4B. Rent Credit and Adjustment.  During the Due Diligence Period Buyer shall examine all of the Leases and determine if, as of the Closing Date, any Tenant will be entitled to a rent abatement and list all such items on a schedule.  Seller shall provide Buyer at Closing with a Rent Credit Adjustment in the amount of all such items.  Without limiting the foregoing the parties agree that the following Leases require a Rent Credit Adjustment:

(i)           Reliant Rehabilitation Hospital in Houston.  Buyer to receive credit for the difference between the amount of monthly gross rent from the first twelve months of the lease and the monthly gross rent from starting in year two of the lease.

(ii)           Durango Medical Plaza.  Buyer to receive credit for the rent abatement associated with a lease to the Tenant “Red Rock”.

5. Title. At Closing, Sellers agree to convey to Buyer fee simple marketable title to the respective Properties by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions; provided that, title to any Properties in Texas shall be indefeasible fee simple and the conveyance of the Ground Lease Property shall be by assignment of the leasehold estate in such Property.

6. Examination of Property.  Seller and Buyer hereby agree as follows:

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(a)           Buyer shall order a title commitment (the “Title Commitment”) for each Property from Escrow Agent promptly after the Effective Date.  All matters shown in the Title Commitment with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”; provided that, (i) if Buyer fails to terminate this Agreement as to any Property during the Due Diligence Period, Buyer will be deemed to have withdrawn objections to matters shown in the Title Commitment for such Property (other than Liens and any matters which Seller has committed in writing to remove or cure prior to the Closing for such Property) and (ii) Permitted Exceptions shall not include any mechanic’s lien or any monetary lien, or any deeds of trust, mortgage, or other loan documents secured by the Property, (collectively, “Liens”), but will include any lien for current Real Estate Taxes not yet due and payable.  Sellers shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent), except for any lien for current Real Estate Taxes not yet due and payable (which will be prorated under this Agreement).  Sellers shall have no obligation to cure any title matter objected to, except as aforesaid.  In the event the applicable Seller does not deliver a written notice to Buyer within ten (10) Business Days after delivery of Buyer’s written objection notice, such Seller shall be deemed to have rejected any obligation to remove or cure the matter to which Buyer has objected.  In the event that Seller refuses to remove or cure any objections on or before the Closing for such Property, Buyer shall have the right to terminate this Agreement with respect to such Property upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, or the date of Seller’s deemed objection, upon which termination the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth in Section 6(b).  If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent after the expiration of the Due Diligence Period but prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing of the Property affected thereby, to provide Seller with written notice of its objection to any such new title exception (an “Objection”).  If Seller does not remove or cure such Objection prior to the date of such Closing, Buyer may terminate this Agreement as to the Property affected by such new title exception, in which case the Earnest Money applicable to such Property shall be returned to Buyer.  Further, if such new title exception has arisen as a result of the voluntary action of the applicable Seller after the execution of this Agreement and was created in violation of this Agreement, then such Seller shall reimburse Buyer for all out of pocket costs and expenses incurred hereunder as to the Property affected and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein [subject to the limitation on reimbursement of expenses set forth in Section 9(b), below].

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(b)           Within five (5) days following the Effective Date, Sellers shall provide to Buyer or otherwise make available to Buyer at Sellers’ offices copies of the following documents and materials pertaining to each Property (including Properties Under Construction) to the extent within Sellers’ possession or reasonably obtainable by Sellers or Sellers’ counsel:  (i) a complete copy of all Leases affecting their respective Properties and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the respective Properties; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the respective Properties; (iv) a copy of Sellers’ title insurance commitments and policies relating to the respective Properties; (v) a copy of the certificate of occupancy and zoning reports for the respective Properties; and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports for the respective Properties; (vii) copies of the Properties’ real estate tax bills for the current and prior two (2) tax years or, if any Property has been owned by the Seller thereof for less than two (2) tax years, for the period of ownership of such Property; (viii) the operating statements of the respective Properties for the twenty four (24) calendar months immediately preceding the Effective Date or if the Tenant has been operating for less than twenty-four (24) months, for the period of operation; (ix) all Service Contracts and insurance policies which affect the respective Properties, if any; (x) a copy of all warranties relating to the improvements constructed on the respective Properties, including without limitation any roof warranties; and (xi) a written inventory of all items of personal property to be conveyed to Buyer, if any; (xii) the items set forth on Exhibit K (the foregoing, together with any additional materials required under Section 6(c)(i), collectively, “Due Diligence Materials”).  Sellers shall deliver or otherwise make available any other documents relating to each Property reasonably requested by Buyer, and in Sellers’ possession or control, within three (3) Business Days following such request.  Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Properties for the purposes of inspecting the Properties, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Properties; provided, however, that (A) such activities by or on behalf of Buyer on the Properties shall not damage the Properties nor interfere with construction on any Properties or the conduct of business by Tenant under the Lease; (B) Buyer must obtain the consent of the Seller of any Property on which Buyer desires to undertake an invasive test; and (C) Buyer shall defend, indemnify and hold Sellers harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Properties, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Properties to their condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement.  Sellers shall reasonably cooperate with the efforts of Buyer and the Buyer’s Representatives to inspect the respective Properties.  After the Effective Date, Buyer shall be permitted to speak and meet with Tenants in connection with Buyer’s due diligence.  Upon signing this Agreement, Sellers shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits.  Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) Business Days) before entering the Property owned by such Seller, and such Seller may have a representative present during any and all examinations, inspections and/or studies on the Property owned by such Seller.  Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement (as to all Properties only) by delivering written notice thereof to Sellers prior to the expiration of the Due Diligence Period, in which event this Agreement shall terminate, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein,

(c)           In addition to the requirements of the foregoing Section 6(b), as to any Property Under Construction:

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(i)           Within five (5) Business Days following the commencement of the Construction Due Diligence Period, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel (and not previously provided to Buyer):  (A) a copy of the certificate of occupancy and zoning reports for the Property; (B) a copy of all governmental permits/approvals issued to the Seller of such Property; (C) a copy of all engineering and physical condition reports for the Property; (D) copies of the Property’s Real Estate Tax bills for the current tax year; (E) all Service Contracts and insurance policies which affect the Property; (F) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any roof warranties, to the extent such warranties have been issued; (G) a written inventory of all items of personal property to be conveyed to Buyer, if any; and (H) any items referenced in Section 6(b) with respect to such Property which have not been theretofore furnished.  Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, and within the possession or control of such Seller, within three (3) Business Days following such request.

(ii)           In the event that the Due Diligence materials enumerated in Section 6(c)(i) above disclose any matters which need completion or correction, the applicable Seller shall use commercially reasonable efforts to complete or correct such matters.  Buyer shall have the right to terminate this Agreement with respect to either Property Under Construction in the event any matters needing completion or correction are not completed or corrected by the applicable Seller, provided that such termination must be effected by delivery of written notice by Buyer to the applicable Seller during the Construction Due Diligence Period or else such right to terminate shall be deemed irrevocably waived.

(d)           Seller shall trigger the rights of first refusal (i) within ten (10) days after the Effective Date with respect to Carson City and (ii) with respect to the Ground Lease Property and the Union Medical Center Property promptly following the Tranche B Closing, as scheduled on Exhibit A, If the right of first refusal with respect to any or all such Properties is exercised, then the Agreement shall terminate as to such Property(ies), at which time the Escrow Agent shall return the entire Deposit with respect to such Properties to Buyer, then, upon receipt of reasonable evidence of Buyer’s out-of-pocket costs expended in respect of any Property for which the right of first refusal is exercised, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with such Property, in an amount not exceed Twenty-Five Thousand and no/100 Dollars ($25,000.00) per Property, which return and payment shall operate to terminate this Agreement as to such Property and release Seller and Buyer from any and all liabilities hereunder, except those which are specifically stated herein to survive any termination hereof.  Any such exercise of the right of first refusal shall not constitute a default by the Seller of such Property.

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(e)           No later than forty-five (45) days prior to the Closing Date for each Tranche, Seller shall request Estoppel Certificates certified to Buyer, the Approved Assignees and their Lender, successors and assigns (and simultaneously provide Buyer with a copy of such request).  As a condition to Buyer’s obligation to proceed with each Closing, Sellers must obtain and deliver to Buyer, on or before the date which is at least three (3) Business Days prior to the Closing, estoppel certificates in the form of the estoppel certificate attached hereto as Exhibit F (or, in the event a Tenant objects to the use of the form of Tenant Estoppel attached as Exhibit F after being requested by the applicable Seller to execute the same, the form attached to the Tenant’s Lease) and, in each case, completed without material change, (each dated not earlier than thirty (30) days prior to the Closing Date) from (i) all Tenants in Bridges of Arcadia, Global Rehab - San Antonio, Reliant Rehab - Dallas, the Specialty Hospital, Care Meridian, Reliant Rehabilitation Hospital and Villages Healthcare Center, (ii) all Major Tenants to the extent they were not covered under Section 6(e) (i) and (iii) Tenants occupying at least ninety percent (90%) of the remaining occupied rentable area (that is not occupied by a Major Tenant) of the Improvements of each of Carson Tahoe Specialty Medical Center, Durango Medical Plaza, Spring Creek Medical Center, Union Medical Center and the Hospital and MOB at Craig Ranch and Villages Healthcare Center (being the “Required Tenant Estoppels”).  Prior to distributing the estoppel certificates to the Tenants, Sellers shall complete each estoppel certificate (with all applicable exhibits attached).  Once the estoppel certificates have been completed by Sellers, Sellers shall deliver the appropriate estoppel certificate to each respective Tenant (with all applicable exhibits attached) not later than ten (10) days prior to the Closing Date.  Sellers shall be obligated to use commercially reasonable efforts to obtain such estoppel certificates, but the failure of Sellers to obtain any such estoppel certificates shall not be a breach or default hereunder.  If Sellers fail to deliver Tenant Estoppel Certificates substantially in the form of Exhibit F, with such changes as Buyer may approve or be deemed to have approved, in addition to any other rights Buyer may have hereunder, Buyer shall have the right to terminate this Agreement as to such Property (or Properties) from the Properties to be purchased under this Agreement.  In addition, in the event the Seller delivers a Tenant Estoppel Certificate (including a Required Tenant Estoppel) to Buyer and Buyer does not deliver to such Seller an objection in writing to such Tenant’s response or non-responses in the particular Tenant Estoppel Certificate within five (5) Business Days of the delivery of the particular Tenant Estoppel Certificate to Buyer, such Tenant Estoppel Certificate shall be deemed to satisfy all conditions and provisions of this Agreement.

(f)           Seller shall use good faith efforts to obtain a subordination, non-disturbance and attornment agreement from each Tenant in form and substance reasonably acceptable to Buyer and Buyer’s Lender, if applicable (the “SNPA”),

(g)           Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.

(h)           Seller shall obtain from the General Contractor for each Property Under Construction, either (i) a General Contractor Warranty in the form of Exhibit J attached hereto or (ii) an assignment to Buyer of Sellers rights under the Construction Contract with the General Contractor.  In the event such General Contractor Warranty or assignment of rights is not obtained, then this Agreement shall terminate as to such Property Under Construction, at which time the Escrow Agent shall return the entire Deposit with respect to such Property to Buyer, then, upon receipt of reasonable documentary evidence of Buyer’s out-of-pocket costs in respect of any such Property, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with such Property, in an amount not exceed Twenty-Five Thousand and no/100 Dollars ($25,000.00) per Property, which return and payment shall operate to terminate this Agreement as to such Property and release Seller and Buyer from any and all liabilities hereunder, except those which are specifically stated herein to survive any termination hereof.

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(i)           The Seller of the Ground Lease Property shall obtain the consent to assign the Ground Lease which is required under the Ground Lease.  In the event such consent is not obtained, then this Agreement shall terminate as to the Ground Lease Property, at which time the Escrow Agent shall return the entire Deposit with respect to such Property to Buyer, then, upon receipt of reasonable documentary evidence of Buyer’s out-of-pocket costs in respect of such Property, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with such Property, in an amount not exceed Twenty-Five Thousand and no/100 Dollars ($25,000.00) per Properly, which return and payment shall operate to terminate this Agreement as to such Property and release Seller and Buyer from any and all liabilities hereunder, except those which are specifically stated herein to survive any termination hereof.

(j)           All Service Contracts applicable to any Property and the respective termination periods of each are set forth in Exhibit A4.  Exhibit A4 shall be supplemented for any Service Contracts entered into with respect to any Property Under Construction.  On or prior to the expiration of the Due Diligence Period [or within ten (10) days following the expiration of the Construction Due Diligence Period in the case of Properties Under Construction], Buyer shall deliver written notice to the respective Sellers expressly stating which Service Contracts with respect to each Property Buyer requests that Sellers terminate.  In such event, such respective Sellers will deliver at Closing of the Properties written termination of the Service Contracts so designated by Buyer.  Buyer shall not assume and shall have no liability in connection with such Service Contracts for which a termination notice is delivered within the time provided in this Section 6(g).  Promptly after Closing on each Property, Buyer and the applicable Sellers shall jointly deliver written notice to all parties under the Service Contracts which are not terminated of Buyer’s assumption of such Sellers’ rights and obligations under such Service Contracts.  Buyer agrees to defend, indemnify and hold harmless Sellers from all claims occurring from events or occurrences first arising under such assumed Service Contracts after such Closing and the respective Sellers that are parties to such assumed Service Contracts agree to defend, indemnify and hold harmless Buyer from all claims arising from events or occurrences first occurring under such assumed Service Contracts prior to such Closing, and all other Service Contracts not assumed by Buyer for periods before and after such Closing.  The provisions of this Section 6(g) will survive the Closing with respect to each Property.

(k)           Buyer acknowledges that the reports and information furnished by Sellers and described in the exhibits and schedules to this Agreement (the same being the “Property Information”; provided, however, that the term Property Information will not include any information made available to Buyer through sources other than a Seller or which is otherwise generally available) will be delivered to Buyer to assist Buyer in determining the feasibility of Buyer’s purchase of the Properties.  Buyer will not use the Property Information for any purpose other than as set forth in the preceding sentence.  Buyer will not disclose the Property information to any person other than to Buyer’s Representatives.  Buyer shall inform any such Buyer’s Representative who receives such Property Information from Buyer of the confidential nature of such Property Information.  In the event the Closing contemplated by this Agreement with respect to any Property is not consummated for any reason, Buyer shall promptly destroy the Property Information in Buyer’s possession.  The provisions of this Section 6(k) will survive the termination of this Agreement.

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(l)           In conducting any inspections, investigations or tests of the Properties, Buyer and its agents and representatives must:  (a) coordinate all on-site inspections with the applicable Seller or its or their advisors and/or property manager; (b) not unreasonably disturb any Tenant or interfere with any Tenant’s use of any Property pursuant to such Tenant’s Lease; (c) not unreasonably interfere with the operation and maintenance of the applicable Property; (d) comply with all applicable laws; (e) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the applicable Property; (f) not permit any liens to attach to any Property by reason of the exercise of its rights hereunder; and (g) not reveal or disclose prior to Closing any information obtained during the Due Diligence Period concerning any Property to anyone other than the Buyer’s Representatives, in accordance with the confidentiality standards set forth in Section 6(k) above, or except as may be otherwise required by law.  Prior to any entry into any Property, Buyer shall deliver to the Sellers a reasonably satisfactory certificate of insurance evidencing that Buyer has commercial general liability insurance in the amount of One Million Dollars ($1,000,000) per occurrence, with Three Million Dollars ($3,000,000) in the aggregate, combined single limit, coverage on an occurrence basis, and umbrella covered in the amount of One Million Dollars ($1,000,000), with all Sellers named as additional insureds.

(m)           In the Event that a Closing shall fail to take place with respect to any Property and this Agreement is terminated with respect to such Property, Buyer shall deliver to each Seller a copy of all final reports; studies or tests undertaken by Buyer in respect of the Property owned by such Seller.

(n)           It is acknowledged that requisite approvals or consents (“Required Approvals”) for the transaction contemplated in this Agreement which is provided under the organizational documents for the respective Sellers in Tranches C and D have not been obtained.  Accordingly, on or before August 15, 2011, each Seller in Tranches C or D having the Required Approvals shall deliver to Buyer a written notice (the “Authorization Verification”) notifying Buyer that the Required Approvals with respect to such Seller have been obtained as of such date.  If an Authorization Verification is not delivered with respect to one or more Sellers in Tranches C or D, then the Due Diligence Period for the Property owned by any such Seller (collectively, “Extension Properties” and each, an “Extension Property”) shall be extended until the first to occur of (i) the date on which the Required Approvals for such Seller have been obtained or (ii) the expiration of thirty (30) days following the Closing Date for Tranche A, as the same may be extended [the date provided in the foregoing clause (ii) is herein called the “Due Diligence Outside Date”].  In the event the Seller of any Extension Property does not deliver to Buyer an Authorization Verification by the Due Diligence Outside Date, then this Agreement shall automatically terminate as to the Extension Property owned by such Seller (unless such Seller and Buyer agree in writing to the contrary).  In the event this Agreement is terminated as to any Extension Property pursuant to the immediately preceding sentence, the Earnest Money with respect to such Extension Property shall be returned to Buyer by the Escrow Agent and, upon receipt by the Seller of such Extension Property of reasonable documentary evidence of the costs incurred by Buyer in respect of such Extension Property, such Seller shall pay to Buyer the amount of such costs, not to exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) for any Extension Property.

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7. Risk of Loss/Condemnation.  Upon an occurrence of a casualty, condemnation or taking with respect to any Property, Seller shall notify Buyer in writing of same.  Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller.  In the event all or any portion of any Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that:  (a) any Major Tenant has a right of termination or abatement of rent under the Lease for such Property, or (b) with respect to any casualty, a Material Damage occurs, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement with respect to each Property affected by such casualty damage or condemnation by providing written notice of such termination to Seller within ten (10) Business Days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination a proportionate part of the Earnest Money shall be returned to the Buyer in accordance with the Purchase Price as set forth on Exhibit A1 and neither party hereto shall have any further rights, obligations or liabilities under this Agreement with respect to such Property, except as otherwise expressly set forth herein.  With respect to any condemnation or taking (or any notice thereof), if Buyer does not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards.  With respect to a casualty, if Buyer does not elect to terminate this Agreement with respect to any such Property or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.  As used herein, the term “Material Damage” means any damage which either (i) renders ten percent (10%) or more of the rentable square footage of a Property of a building constituting all or part of a Property untenantable or (ii) affects ten percent (10%) or more of the rentable square feet of the common area of a Property of a building constituting all or part of a Property.

8. Earnest Money Disbursement.  The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)           If the Closing occurs with respect to any Property, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Sellers and Buyer on the Closing Date to be applied as part payment of the Purchase Price.  If for any reason the Closing with respect to any Property does not occur, Escrow Agent shall deliver the Earnest Money to Sellers or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Section 8(a).  Subject to the last sentence of this Section 8(a), if for any reason the Closing does not occur with respect to any Property and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one Business Day after receipt of the Demand.  If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) Business Days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand.  If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Sellers and Buyer or a final judgment of a court.  Notwithstanding the foregoing provisions of this Section 8(a) if Buyer delivers a notice to Escrow Agent stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of receiving any joinder or approval from Sellers.

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(b)           The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent’s scope or nature of its duties.  Sellers and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent.  Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

9. Default

(a)           In the event that the Sellers of each Property in any Tranche are ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement with respect to any of the Closings in such Tranche, Sellers shall be entitled to, as its sole and exclusive remedy to either:  (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; (ii) declare this Agreement to be terminated as to any such Property or (iii) for all Properties not theretofore conveyed in such Tranche), and Seller shall be entitled to immediately receive all of the Earnest Money attributable to such Property as liquidated damages as and for Sellers’ sole remedy.  Upon such termination, neither Buyer nor Sellers shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein.  Sellers and Buyer agree that (i) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (ii) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Sellers as a result of having withdrawn the Property from the market, and (iii) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing.  Sellers hereby waive any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer.  In no event under this Section or otherwise shall Buyer be liable to Sellers for any punitive, speculative or consequential damages.

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(b)           In the event of a default in the obligations herein taken by any one or more Sellers with respect to any or all of the Properties, Buyer may, as its sole and exclusive remedy, either:  (i) waive any unsatisfied conditions and proceed to Closing under the Tranches set forth in Exhibit A and otherwise in accordance with the terms and provisions hereof; (ii) terminate this Agreement, either with respect to all Properties not theretofore conveyed or with respect to only the Property affected by such default or failure to satisfy the conditions precedent, by delivering written notice thereof to Seller no later than the applicable Closing Date, upon which termination the Earnest Money with respect to the affected Property or Properties (or all of the Earnest Money not theretofore applied to conveyed Properties in the event of a termination as to all Properties not theretofore conveyed) shall be refunded to Buyer, and, upon receipt of reasonable documentary evidence of Buyer’s out-of-pocket costs in respect of Properties in respect of which this Agreement is so terminated, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement with respect to the Property or Properties for which this Agreement is so terminated, or all out-of-pocket costs in the event of the termination of this Agreement as to all Properties, provided that, the costs required to be reimbursed for any Property shall not exceed Twenty-Five Thousand and no/100 Dollars ($25,000.00), which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder [expressly conditioned upon Buyer’s commencing such action within sixty (60) days after the applicable Closing Date]; (iv) [Intentionally Deleted]; or (v) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”) to permit Seller to remedy any such default, and the Closing Date shall be moved to the last day of the Closing Extension Period.  If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period.  If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in this Section 9(b), clauses (i) through (iv) above except that the term Closing shall be revised to reflect the Buyer’s election of remedies under this Section 9(b).

(c)           As to any Property Under Construction, in the event that Improvements are not Substantially Complete in accordance with the terms of the Lease and Tenant has not commenced paying rent on or before July 1, 2011 as to Northwest Houston and August 1, 2011 as to La Mesa, then Buyer shall, as Buyer’s sole remedy:  (i) have the absolute right to terminate this Purchase and Sale Agreement as to such Property, at which time the Escrow Agent shall return the entire Deposit with respect to such Property to Buyer, upon receipt of reasonable documentary evidence of Buyer’s out-of-pocket costs in respect of the Property or Properties as to which this Agreement is so terminated, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with such Property; provided that, the costs required to be reimbursed shall not exceed Twenty-Five Thousand No/100 Dollars ($25,000.00), which return and payment shall operate to terminate this Agreement as to such Property and release Seller and Buyer from any and all liabilities hereunder, except those which are specifically stated herein to survive any termination hereof; or (ii) have the right to extend the period for completion of the construction of the Improvements.  Failure to achieve Substantial Completion of such Property by such date shall not constitute a default by the Seller of such Property under this Agreement.  Such election shall be evidenced by written notice to the applicable Seller, delivered on or before ten (10) days following the applicable outside completion date.

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10. Closing.  The Closing shall consist of the execution and delivery of documents by Seller and Buyer with respect to each Property as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement.  Upon satisfaction of Buyer’s conditions precedent to Closing as to each Property, the applicable Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents for each Property:

(a)           As to all fee owned Properties, a Special Warranty Deed in the applicable form attached hereto as Exhibit B;

(b)           As to the Ground Lease Property, an Assignment of Lease in the form attached hereto as Exhibit B1;

(c)           An Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit C;

(d)           A Bill of Sale in the form attached hereto as Exhibit D;

(e)           An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;

(f)           An original Tenant Estoppel Certificate(s) dated no earlier than 30 days prior to the date of Closing, to the extent required under Section 6(d).  The business terms of such Tenant Estoppel Certificates must be in accordance with and not contradict the Lease;

(g)           To the extent obtained by Seller, estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer;

(h)           The General Contractor Warranty Letters substantially in the form of Exhibit J or an Assignment of the Seller’s right under the Construction Contract with the General Contractor of each Property Under Construction;

(i)           To the extent in the possession of the applicable Seller, originals of the Warranties and any additional warranties required by the Lease, which Seller shall use its best efforts to have re-issued at Seller’s expense, to Buyer or Tenant, as requested by Buyer;

(j)           A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(k)           All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;

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(l)           Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

(m)           A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non foreign status of Seller;

(n)           An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;

(o)           An original SNDA fully executed and notarized by Tenant, if requested by Buyer and obtained by the applicable Seller;

(p)           Letter to Tenants in form of Exhibit H attached hereto;

(q)           A copy of the Punch-List, if applicable;

(r)           Such other instruments as are reasonably required by to consummate the purchase of the Properties in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Sellers and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b) and (i) above.  Buyer shall have the right to advance the Closing upon five (5) Business Days prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party).  Buyer shall have the right (the “Extension Right”) to extend the Closing of Tranche A for fourteen (14) days from the date specified in Exhibit A and the Closing for Tranches B, C and/or D for thirty (30) days from the date specified in Exhibit A, provided that, (i) Buyer must deliver written notice (the “Extension Note”) of Buyer’s election to extend the Closing Date for any Tranche to the Seller of each Property scheduled to close in such Tranche at least five (5) Business Days in advance of the originally scheduled Closing Date for such Tranche and (ii) contemporaneously with the delivery of the Extension Notice to each Seller of each Property in a Tranche for which the Extension Right is being exercised, Buyer shall deliver to Escrow Agent additional earnest money for each Property in such Tranche equal to one-half of the original Earnest Money allocated to each such Property (which additional Earnest Money shall constitute part of the Earnest Money and shall be held and disbursed by the Escrow Agent under the same terms and conditions as the original Earnest Money).  The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.

Prior to the Closing, to the extent not previously delivered to Buyer, Sellers shall deliver to Chicago Title Insurance Company, 2001 Bryan Street, Suite 1700, Dallas, Texas 75201, Attention:  Holden Heil, the Leases and any amendments, bearing the original signatures of the landlord and tenant thereunder, or a copy thereof bearing an original certification of Tenant confirming that the copy is true, correct and complete.  Within 5 Business Days following the Closing Date for each Property Seller shall cause to be delivered to Buyer, the leasing files and copies of all books and records applicable to the Property which are identified by Buyer by written notice to Seller and reasonably necessary for the orderly transition of operation of the Property.

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Following the Closing, Sellers will undertake to obtain from each Tenant leasing a Property and then maintaining policies of insurance of the types and in the amounts required by the respective Leases, certificates of insurance or other evidence reasonably satisfactory to Buyer which shall name Buyer and its mortgagee as additional insureds and/or loss payees and/or mortgagees, as appropriate, as their respective interest may appear.

11. Representations by Sellers.  Each Seller, severally and not jointly and severally, makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date with respect to the Property owned by such Seller, subject to the satisfaction of any applicable conditions precedent to such Seller’s obligations hereunder:

(a)           Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located.  Seller has the power and, subject to the terms of Section 6(n) above, authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder.  Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;

(b)           Except as set forth in the Due Diligence Materials, Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;

(c)           Except as to any Service Contracts to be assigned to Buyer and any Permitted Exceptions, Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease;

(d)           Except for violations cured or remedied, or included in the Due Diligence Materials, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;

(e)           Seller has fee simple title to the Property (except for the Ground Lease Property) free and clear of all liens and encumbrances except for Permitted Exceptions and Seller is the sole owner of the entire lessor’s interest in the Lease(s) encumbering such Property.  In the case of the Ground Lease Property, the Seller thereof owns the leasehold estate with respect to such Property free and clear of liens and encumbrances except for permitted exceptions and is the sole owner of the entire lessor’s interest in the sublease of such Property.  Except as shown in the Due Diligence Materials, Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;

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(f)           With respect to the Lease(s):  (i) the Lease(s) forwarded or otherwise made available to Buyer under Section 6(b)(1) and Section 6(c) are true, correct and complete copies of the Leases; (ii) to the knowledge of Seller, the Lease(s) are in full force and effect and (iii) to the knowledge of Seller there is no of default thereunder, except as disclosed in the Due Diligence Materials; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease(s) or any extension or renewal thereof; (iv) except as provided in the Lease(s), Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) the rent for the Property is as set forth on Exhibit A2;

(g)           There are no occupancy rights, leases or tenancies affecting the Property other than the Lease(s) and any possessory interest represented by the Permitted Exceptions.  Except as noted in Exhibit A3, neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;

(h)           Except as disclosed in the Due Diligence Materials, Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage.  For purposes of this Subsection, “Hazardous Substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws.  To Seller’s knowledge, there are no underground storage tanks located on the Property; and

(i)           Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for each Property (the “Warranties”).

Each Seller shall have the right and obligation to update the Exhibits prior to or at Closing of the Property owned by such Seller to take into account any changes in circumstances, and in the event any matter disclosed in such update would make the representations and warranties of a Seller set forth in this Agreement with respect to any Property incorrect or untrue in any material respect, upon receipt of any such changes in the representation and warranty of the applicable Seller, Buyer shall have, as Buyer’s sole remedy, the option to terminate this Agreement as to such Property.

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Buyer acknowledges and agrees that, upon Closing of each Property, and in reliance on the representations, warranties and covenants of Sellers as set forth in this Agreement, (i) Sellers shall sell and convey to Buyer and Buyer shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS” and (ii) Sellers shall assign the Ground Lease to Buyer with warranty of title and Buyer shall accept the Ground Lease Land “AS IS, WHERE IS, WITH ALL FAULTS,” and Buyer hereby unconditionally waives any implied warranty of suitability.  Except as expressly set forth in this Agreement or in the Deeds or any other documents delivered at Closing, Buyer has not relied and will not rely on, and Sellers have not made and are not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Properties or relating thereto made or furnished by Sellers, or any property manager, real estate broker, agent or third party representing or purporting to represent Sellers, to whomever made or given, directly or indirectly, orally or in writing.  Buyer represents that it is a knowledgeable, experienced and sophisticated Buyer of real estate and that, except as expressly set forth in this Agreement or in the Deeds or any other documents delivered at Closing, it is relying solely on its own expertise and that of Buyer’s consultants in purchasing the Properties and shall make an independent verification of the accuracy of any documents and information provided by Sellers.  Buyer will conduct such inspections and investigations of the Properties as Buyer deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same.  By failing to terminate this Agreement prior to the expiration of the Due Diligence Period, Buyer acknowledges that Sellers have afforded Buyer a full opportunity to conduct such investigations of the Properties as Buyer deemed necessary to satisfy itself as to the condition of the Properties and the existence or non-existence or curative action to be taken with respect to any Hazardous Substances on or discharged from the Properties, and except for Sellers’ representations in this Agreement, will rely solely upon same and not upon any information provided by or on behalf of Sellers or their agents or employees with respect thereto, other than such representations, warranties and covenants of Sellers as are expressly set forth in this Agreement.  Upon Closing, and except as Buyer may rely on Sellers’ representations herein, Buyer shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Buyer’s inspections and investigations.

The representations and warranties of Sellers shall survive Closing for a period of one (1) year.

12. Representations by Buyer.  Buyer represents and warrants to, and covenants with, Sellers as follows:

(a)           Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder.  This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms.  Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

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The representations and warranties of Buyer shall survive Closing for a period of one (1) year.

13. Conditions Precedent to Buyer’s Obligations.  Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller or Affiliate, as the case may be, with the following conditions precedent to be satisfied separately for each Property on and as of the date of Closing for such Property (provided that, any condition precedent with respect to a Property Under Construction must be satisfied only by the Properties Under Construction and not any other Properties):

(a)           Sellers shall deliver to Escrow Agent on or before the Closing the items set forth in Section 10 above;

(b)           Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy (in the case of Texas Properties, a current form T2), or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property (indefeasible fee simple title for any Property in Texas and a leasehold estate as to the Ground Lease Property) and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);

(c)           As to each Property Under Construction, Buyer shall have received a valid and permanent final certificate of occupancy (or the equivalent thereof) for such Property which shall not contain any contingencies or require any additional work to be completed;

(d)           Tenant(s) shall be in possession of the premises demised under the Leases, open for business to the public and paying full and unabated rent under the Leases (except to the extent otherwise scheduled in the Leases) and Tenant shall not have assigned or sublet any of the Property;

(e)           The representations and warranties of Sellers contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;

(f)           The Seller of such Property shall have delivered to Buyer either (i) a written waiver by Tenant of any right of first refusal, right of first offer or other purchase option that any Tenant or other party has pursuant to the Leases to purchase the Property from such Seller or (ii) documentation sufficient in the determination of the Escrow Agent to determine that the right of first refusal or other option to purchase the Property from such Seller has been complied with and the party holding such right of first refusal or other option to purchase has waived such right, at least as to the transfer contemplated in this Agreement;

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(g)           Sellers shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval; and

(h)           As to any Property Under Construction, Buyer shall have received an as-built ALTA survey containing the items set forth in Exhibit L and certified to Buyer, the Approved Assignee and Buyers lender, at such time as Buyer’s lender is identified, which survey shall also confirm that the Improvements are legal conforming and comply with the approved site plan and any variance issued in connection with the construction and development of the Property and that the Improvements do not encroach upon any easement which has not been insured over by the Title Policy.

In the event that the foregoing conditions precedent have not been satisfied as of Closing for any Property, Buyer shall have the right to terminate this Agreement as to any Property affected by such failure of condition precedent (or all Properties not theretofore conveyed in the event such failure affects all such Properties), upon which termination the Earnest Money shall be refunded to Buyer, and except with respect to a failure under Sections (b) above, Seller shall pay to Buyer upon receipt of reasonable documentary evidence of all of the out-of-pocket costs and expenses actually incurred by Buyer in connection with this Agreement, not to exceed $25,000.00 per Property, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liabilities hereunder, except those which are specifically stated herein to survive any termination hereof..

14. Conditions Precedent to Sellers’ Obligations.  Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

(a)           Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof;

(b)           Buyer shall deliver to Escrow Agent on or before the Closing Date executed counterparts of all documents required under this Agreement to be executed by Buyer; and

(c)           The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

In the event any of the foregoing conditions precedent, other than Section 14(c), has not been satisfied as of the Closing for any Property, the applicable Sellers shall have all rights and remedies contained in Section 9(a) of this Agreement to the extent the failure to satisfy such condition precedent also constitutes a default on the part of Buyer.

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15. Notices.  Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date:  (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith.  Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

16. Sellers’ Covenants.  Each Seller with respect to its Property; (a) shall continue to operate and manage each Property in the same manner in which Seller has previously operated and maintained such Property and/or shall use good faith efforts to complete construction of the Improvements in a prompt and timely manner, as the case may be; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain such Property in the same (or better) condition as exists on the Effective Date; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion:  (i) amend the Leases in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to any Property; (ii) consent to an assignment of the Leases or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Leases nor release any guarantor of or security for the Leases unless required by the express terms of the Leases; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary).  In the event any Seller desires to take any action described in the foregoing clauses (i) through (iv), the applicable Seller shall provide written notice of the action desired to Buyer.  In the event Buyer fails to object by delivery of written notice to the applicable Seller to the requested action with five (5) Business Days of receipt of such notice, then Buyer shall be deemed to have approved such action.  Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of any Property, whether insured or not.

17. Post-Closing Covenants, For a time period of one (1) year after the date that constitutes Substantial Completion of construction either (i) with respect to any Property Under Construction or (ii) tenant finish work under construction by any Seller pursuant to a Lease, for purposes of any landlord warranties or responsibilities with respect to such work, Seller shall be and remain responsible for completing any warranty work or curing any related defaults by the landlord under the Lease with respect to such work.  Seller further agrees that it will remain adequately capitalized in a manner such that Seller shall have sufficient funds in order to comply with its obligations as described in this Section 17.  In the event that Seller fails to comply with said cure and warranty obligations within a reasonable time, Buyer may, after giving thirty (30) days written notice to the applicable Seller and such Seller having failed to commence and diligently pursue to completion curative action within said time period, proceed to remedy such default on its own and shall have recourse against Seller for any expenses incurred thereby.  Neither payment nor acceptance of the Purchase Price nor any provision in this Agreement will be deemed to constitute a waiver by Buyer of any Seller’s responsibility under this Section.  This Section, and all provisions contained herein, shall survive the Closing.  The obligations of the applicable Sellers pursuant to this Section shall continue beyond the one-year period specified herein as to warranty work or the curing of any defaults required by the landlord pursuant to the Lease if such defect or default is discovered during the one-year warranty period and is not cured by the Seller within that one-year warranty period.  In other words, defects or defaults which arise or exist prior to the date of expiration of the one-year warranty period must be cured and corrected by the Seller even though the curing or corrective action may not be commenced or completed until after the date of expiration of the one-year warranty period.  Buyer shall provide each such Seller with access to the enforcement of any warranties and guaranties under any construction contract or other contract pertaining to the completion of such work which may be assigned to Buyer.

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The applicable Sellers shall deposit into escrow with Escrow Agent pursuant to an escrow agreement reasonably acceptable to such Sellers and Buyer (the “Escrow Agreement”) a portion of the Purchase Price equal to 135% of the estimated cost of completing the Punch-List items as of the Closing Date, which estimate shall be reasonably acceptable to Buyer (the “Construction Escrow Deposit”).  After Closing, Seller shall complete all Punch-List items until accepted by Tenant, and the Escrow Agreement shall provide:  (i) that Seller will have ninety (90) days to complete the Punch-List items to Tenant’s and Buyer’s reasonable satisfaction; (ii) once so completed, the full amount of the Construction Escrow Deposit will be paid to Seller; and (iii) if Seller fails to complete all of the Punch-List items within said 90-day period, then Buyer shall have the right to complete the repair and receive payment of the cost thereof from the Construction Escrow Deposit and any unused portion of the Construction Escrow Deposit shall be paid to Seller.

18. Performance on Business Days.  A “Business Day” is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government.  Furthermore, if any date upon which or by which action is required under this Agreement is not a Business Day, then the date for such action shall be extended to the first day that is after such date and is a Business Day.

19. Entire Agreement.  This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto.  No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

20. Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.  Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law

21. No Representations or Warranties.  Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “AS IS, WHERE IS” condition with no representation or warranties whatsoever.

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22. Applicable Law.  As to each Property, this Agreement shall be construed under the laws of the State or Commonwealth in which such Property is located, without giving effect to any state’s conflict of laws principles.

23. Tax-Deferred Exchange.  Buyer and Sellers respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto.  In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party’s obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange.  The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney’s fees that may result from Non-Exchanging Party’s cooperation with the Exchange.  The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

24. Broker’s Commissions.  Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction.  Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller.  Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys’ fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker), The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

25. Assignment Buyer may assign its rights under this Agreement, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete.  Buyer is entering into this Agreement for and on behalf of related special purpose entities as set forth on Exhibit A1 (each an “Approved Assignee”) and intends to assign each respective Approved Assignee its rights hereunder prior to Closing.

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26. Attorneys’ Fees.  In any action between Buyer and any Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.

27. Time of the Essence.  Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.

28. Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.  Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

29. Anti-Terrorism.  Neither Buyer or Sellers, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.  “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including:  Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

30. Press Releases, In the event either Buyer or Sellers desire to issue a press release or make another public announcement with regard to the existence of this Agreement, the other party shall be entitled to review and approve such press release or other announcement.  The party desiring to make such press release or public announcement shall provide a copy of the proposed press release or public announcement to the other party who shall then have three (3) Business Days to approve or object.  In the event no written notice objecting to a proposed press release or public announcement is received by the party desiring to make the press release or other public announcement, such press release or other public announcement shall be deemed to be approved.  If a timely objection is made, then the parties shall work in good faith to resolve any such objections.  Notwithstanding the foregoing, if a public filing is required of Buyer or Seller by applicable law or regulation, including, without limitation, the filing of SEC disclosures relating to this transaction, no approval of the other party shall be required hereunder, and in such instance(s) Buyer or Seller shall give the other party a copy of such required filing.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:

AMERICAN REALTY CAPITAL V, LLC,
a Delaware limited liability company
By:  /s/ William M. Kathane
Name:  William M. Kathane
Title:  President
Date:  7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

CCNV VENTURE, LP,
a Texas limited partnership

By:	CCNV Managers, LLC,
a Texas limited liability company,
its General Partner
By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager

Date:	7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

DURANGO MEDICAL PLAZA, LP,
a Texas limited partnership

By:	Durango Medical GP, LLC,
a Texas limited liability company,
its General Partner
By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager
Date:	7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

NW HOUSTON MOB II, LP,
a Texas limited partnership

By:	TOMTEX MOB, LLC
a Texas limited liability company,
its General Partner
By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager
Date:	7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

ARC MED PARTNERS, LP,
a Texas limited partnership

By:	ARC Advisors, LLC,
a Texas limited liability company,
its General Partner
By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager
Date:	7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

GRSA IRF II, LP,
a Texas limited partnership

By:	GRSA IRF MANAGERS, LLC,
a Texas limited liability company,
its General Partner
By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager
Date:	7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER;

NORTH DALLAS HOSPITAL BBD PARTNERS, LP,
a Texas limited partnership

By:	NORTH DALLAS HOSPITAL BBD MANAGER, LLC,
a Texas limited liability company,
its sole general partner
By:	/s/ Jason K. Dodd
Jason K. Dodd,
Manager
Date:	7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

ROME LTH PARTNERS, LP,
a Texas limited partnership

By:	Rome LTH Managers, LLC,
a Texas limited liability company,
its general partner
By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager
Date:	7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

UMC TRIANGLE MOB, LP,
a Texas limited partnership

By:	UMC TRIANGLE MOB MANAGERS, LLC,
a Texas limited liability company,
its sole general partner
By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager
Date:	7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

LA MESA MED PARTNERS, LP,
a Texas limited partnership

By:	La Mesa Med Managers, LLC,
a Texas limited liability company
its general partner
By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager
Date:	7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

NORTHWEST HOUSTON HOSPITAL RE PARTNERS, LP,
a Texas limited partnership

By:	Northwest Houston Hospital RE Manager, LLC, a Texas limited liability company its general partner
By:	/s/ Jason K. Dodd
Name: Jason K. Dodd
Title: Manager

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

CRTX HOSPITAL INVESTORS, LP,
a Texas limited partnership

By:	CRTX MANAGERS, LLC,
a Texas limited liability company,
its general partner
By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager
Date:	7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

VILLAGE HC PARTNERS, LP,
a Texas limited partnership

By:	Village HC Managers, LLC,
a Texas limited liability company,
its General Partner
By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager
Date:	7/14/11

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:  /s/ Edwin G. Ditlow
Name:  Edwin G. Ditlow
Title:  Vice President
Date:  July 14, 2011

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT

EXHIBITS

Exhibit A	-	Closing Dates

Exhibit Al	-	List of Properties

Exhibit A2	-	List of Leases and Rents

Exhibit A3	-	Rights of First Refusal

Exhibit A4	-	Service Contracts

Exhibit B	-	Form of Special Warranty Deed

Exhibit B1	-	Assignment and Assumption of Ground Lease

Exhibit C	-	Form of Assignment and Assumption of Leases and Security Deposits

Exhibit D	-	Form of Bill of Sale

Exhibit E	-	Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit F	-	Form of Tenant Estoppel

Exhibit G	-	Intentionally Deleted

Exhibit H	-	Form of Tenant Notice

Exhibit I	-	Warranties

Exhibit J	-	General Contractor Warranty

Exhibit K	-	Due Diligence Items

Exhibit L	-	Survey Requirements

EXHIBITS

EXHIBIT A

CLOSING DATES

Tranche A - On or before August 31, 2011

Tranche B - On or before October 31, 2011

Tranche C - On or before December 16, 2011

Tranche D - On or before February 29, 2012

EXHIBITS A

EXHIBIT A1

LIST OF PROPERTIES

Owner Name	City	ST	Tranche	Bldg. sq.ft.	Approved Assignee	Deposit	Purchase Price

CCNV Venture, LP	Carson City	NV	A	151,381	ARHC CTRCCNV001,LLC	$234,300.00	$28,989,950.00

Durango Medical Plaza, LP	Las Vegas	NV	A	73,094	ARHC SMSLVNV001, LLC	$185,000.00	$22,886,387.50

NW Houston MOB II, LP	Tomball	TX	A	22,345	ARHC TBSTBTX001, LLC	$80,700.00	$9,965,550.00

	TOTALS			246,820		$500,000.00	$61,841,887.50

ARC Med Partners, LP	Phoenix	AZ	B	13,500	ARHC NMPHXAZ001, LLC	$76,000.00	$9,015,875.00

GRSA IRF II, LP	San Antonio	TX	B	40,000	ARHC GBLSATX001, LLC	$139,000.00	$16,525,650.00

North Dallas Hospital BBD Partners, LP	Dallas	TX	B	64,600	ARHC RRDALTX001, LLC	$285,000.00	$33,797,850.00

	TOTALS			118,100		$500,000.00	$59,339,375.00

Rome LTH Partners, LP	Rome	GA	C	52,944	ARHC RHCRMGA001, LLC	$442,000.00	$20,270,687.50

UMC Triangle MOB, LP	Colorado Springs	CO	C	151,299	ARHC CHPCSCO001, LLC	$558,000.00	$25,538,237.50

	TOTAL		C	204,243		$1,000,000.00	$45,808,925.00

La Mesa Med Partners, LP	La Mesa	CA	D	9,000	ARHC CMLMSCA001, LLC	$66,000.00	$5,999,537.50

Northwest Houston Hospital RE Partners, LP	Houston	TX	D	65,000	ARHC RRHSTTX001, LLC	$392,000.00	$35,453,825.00

CRTX Hospital Investors, LP	McKinney	TX	D	113,375	ARHC CRHMKTX001, LLC	$492,500.00	$44,586,012.00

Village HC Partners, LP	Santa Ana	CA	D	8,500	ARHC CMSTACA001, LLC	$49,500.00	$4,481,575.00

	TOTAL			195,875		$1,000,000.00	$90,520,950.00

Totals						$3,000,000.00	$257,511,137.50

EXHIBITS A1

EXHIBIT A2

LIST OF LEASES AND RENTS

To be added during Due Diligence Period

EXHIBITS A2

EXHIBIT A3

RIGHTS OF FIRST REFUSAL

[To be completed during the Due Diligence Period.]

EXHIBITS A3

EXHIBIT A4

SERVICE CONTRACTS

[To be completed during the Due Diligence Period.]

EXHIBITS A4

EXHIBIT B

FORM OF NEVADA PEED

A.P.N. R.P.T.T. ESCROW NO. RECORDING REQUESTED BY AND HEN RECORDED MAIL TO: ________________________ MAIL TAX STATEMENTS TO: _______________________	| | | | | | | | | | |
(Space Above for Recorder’s Use Only)

GRANT, BARGAIN, SALE DEED

THIS INDENTURE WITNESSETH:  That _________________, as Grantor, in consideration of $10.00, the receipt of which is hereby acknowledged, does hereby Grant, Bargain, Sell and Convey to ___________________ of ____________________, as Grantee, and to the successors and assigns of such Grantee forever, all that real property situated in Carson City, State of Nevada, more particularly described as follows:

SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF

Together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and any reversions, remainders, rents, issues or profits thereof.

DATED this _______ day of ___________________, 2011.

[SIGNATURE PAGE TO FOLLOW]

EXHIBITS B

[SIGNATURE BLOCK OF GRANTOR]

STATE OF ________                             )
) ss
COUNTY OF ________                         )

This instrument was acknowledged before me on the ______ day of _____________, ___________, by _____________, known (or proved) to me to be the person who executed the foregoing document on behalf of ______, and for the uses and purposes stated therein.

Signature
(Seal)                                                                                         Notary Public

(One inch margin on all sides of document for Recorder’s Use Only)

EXHIBITS B

EXHIBIT “A”

Legal Description

EXHIBITS B

FORM OF COLORADO DEED

WHEN RECORDED RETURN TO:

SPECIAL WARRANTY DEED

THIS DEED, dated ______________, between

UMC Triangle MOB, LP, a Texas limited partnership,
duly organized and existing under and by virtue of the laws of the State of Texas, grantor{s), and

__________________ whose legal address is _______________________, of the County of __________ and State of _____________, grantee(s),

WITNESS, that the grantor(s), for and in consideration of the sum of ________________________________ Dollars ($_______________.00), the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey and confirm, unto the grantee(s), its successors and assigns forever, all the real property, together with improvements, if any, situate, lying and being in the County of El Paso and State of Colorado, described as follows:

also known as street and number as:  assessor’s schedule or parcel number:

TOGETHER with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of the grantor(s), either in law or equity, of, in and to the above bargained premises, with the hereditaments and appurtenances.

TO HAVE AND TO HOLD the said premises above bargained and described, with the appurtenances, unto the grantee(s), its successors and assigns forever.  The grantor(s), for itself, its successors and assigns, does covenant and agree that it shall and will WARRANT AND FOREVER DEFEND the above-bargained premises In the quiet and peaceable possession of the grantee(s), its successors and assigns, against all and every person or persons lawfully claiming the whole or any part thereof, by, through or under the grantor(s), except those items shown on Exhibit A attached hereto and made a part hereof.

The singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

[SIGNATURE PAGE TO FOLLOW]

EXHIBITS B

IN WITNESS WHEREOF, the grantor has executed this deed on the date first above.

UMC TRIANGLE MOB, LP,

a Texas limited partnership

By:	AUMC TRIANGLE MOB MANAGERS, LLC,
a Texas limited liability company, its sole general partner

By:
Name: Jason K. Dodd
Title: Manager

STATE OF __________                                                    :
:  ss.
SS. COUNTY OF                                                                  :

On this _____ day of ______________, 2011, before me, _________________, a Notary Public in and for said State, personally appeared Jason K. Dodd, to me personally known, who, being by me duly sworn, did say that he is the manager of UMC Triangle MOB Managers, LLC, the sole general partner of UMC Triangle MOB, LP, and that the said instrument was signed on behalf of said limited liability company as manager of sald limited liability company, as general partner of said limited partnership and the free act and deed of said limited liability company, and acknowledged to me that he executed the same for the purposes therein stated.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year last above written.

______________	Notary Public Printed Name: Notary Public in and for said State Commission in ________ County

My Commission Expires:  ___________

[Notarial Seal]

EXHIBITS B

FORM OF CALIFORNIA DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL DOCUMENT TO:
Space Above This Line for Recorder’s Use Only

A.P.N.:                                                                                                                   File No.:

GRANT DEED

The Undersigned Grantor(s) Declare(s):  DOCUMENTARY TRANSFER TAX $___________; CITY TRANSFER TAX $______________;
[ ]	computed on the consideration or full value of property conveyed, OR
[ ]	computed on the consideration or full value less value of liens and/or encumbrances remaining at time of sale,
[ ]	unincorporated area; [ ] City of __________, and
[ ]	Exempt from transfer tax; Reason:

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

hereby GRANT(s) to

the following described property in the City of _________, County of ___________, State of California:

EXHIBITS B

A.P.N.: File No.:

Dated:  __

___________________________________     ___________________________________

STATE OF ________________________                                                                           )SS

COUNTY OF ______________________                                                                            )

On _______________________, before

me, ____________________________, Notary Public, personally

appeared _________________________________________________

______________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

________________________________

My Commission Expires: __________________ Notary Name: _______________________________ Notary Registration Number: ___________________	This area for official notarial seal Notary Phone: _______________________________ County of Principal Place of Business: __________

EXHIBITS B

FORM OF ARIZONA DEED

Recording Requested by:

When recorded mail to:

WARRANTY DEED

For the consideration of TEN AND NO/100 DOLLARS, and other valuable considerations, I or we,

ARC Med Partners, LP, a Texas limited partnership

does hereby convey to                                                                                             the GRANTOR

_____________________________________                                               the GRANTEE

______________________________________________

the following described real property situate in Maricopa County, Arizona:

SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF FOR ALL PURPOSES.

SUBJECT TO:	Existing taxes, assessments, covenants, conditions, restrictions, rights of way and easements of record.

And the GRANTOR binds itself and its successors to warrant the title against its acts and none other, subject to the matters above set forth.

DATED:  __________, 2011

[SIGNATURE PAGE TO FOLLOW]

EXHIBITS B

ARC MED PARTNERS, LP,

a Texas limited partnership

By:	ARC Advisors, LLC,
a Texas limited liability company,
its General Partner
By:
Jason K. Dodd, Manager

STATE OF __________                            )
) ss.
County of ______________                    )

On _________________, before me, the undersigned Notary Public, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

My Commission Expires:                                                                                     Notary Public

EXHIBITS B

FORM OF TEXAS DEED

SPECIAL WARRANTY DEED

THE STATE OF TEXAS                             §
§    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF                                                 §

_________, a ___________ (“Grantor”), for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto _______________, a ________________ (“Grantee”) the tract or parcel of land in ___________ County, __________________, described in Exhibit A, together with all buildings, improvements, structures and fixtures located thereon and all rights, titles, easements, tenements, hereditaments, appurtenances and interests appurtenant thereto including, without limitation, Grantor’s interest, if any, in any and all adjacent streets, roads, alleys (whether open, closed or proposed), rights of way and any adjacent strips and gores (such land and interests are hereinafter collectively referred to as the “Property”).

This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to the matters described in Exhibit B attached hereto and incorporated herein by this reference (hereinafter referred to collectively as the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor but not otherwise, subject to the Permitted Exceptions.

Grantee’s address is:  __________________________.

[SIGNATURE PAGE TO FOLLOW]

EXHIBITS B

EXECUTED as of ________________________, 2011.

GRANTOR:

_______________________, a Texas

limited partnership

By: _____________________, a Texas

limited liability company, its general partner

By:

Name:

Title:

THE STATE OF ________                                           §
                   §
COUNTY OF _________                                              §

This instrument was acknowledged before me on ____________ 2011, by ____________________, ______________________  of __________________________, a ________________, on behalf of said ______________________________.

Notary Public, State of Texas

EXHIBITS B

EXHIBIT B1

FORM OF ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE
(name of property)

THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE is made as of the _________ day of ________________, ________, by and between ROME LTH PARTNERS, LP, a Texas limited partnership (“Assignor”), and____________________, a _______________ _______________________ (“Assignee”).

WITNESSETH:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.           Assignor hereby sells, transfers and assigns to Assignee all right, title and interest of the Tenant in, to and under that certain Ground Lease Agreement (the “Ground Lease”) between Floyd Healthcare Management, Inc., d/b/a Floyd Medical Center, as Landlord, and Rome LTH Partners, LP, as Tenant, effective as of December 18, 2009, demising the real property described in Exhibit A attached hereto and made a part hereof for all purposes for the term and upon the terms and conditions more particularly set forth in the Ground Lease.

2.           This Assignment and Assumption of Ground Lease is given pursuant to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of _______________, between Assignor (among other selling parties) and Assignee, providing for, among other things, the conveyance of the Ground Lease.

3.           Assignee agrees to assume all obligations of the Tenant under the Ground Lease which are first accruing from and after the date hereof.  Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations to the extent first accruing on or after the date hereof.

4.           Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Ground Lease, to the extent accruing prior to the date hereof.

5.           This Assignment and Assumption of Ground Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument,

EXHIBITS B1

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Ground Lease as of the date first above written.

ASSIGNOR:

ROME LTH PARTNERS, LP.
a Texas limited partnership

By:	Rome LTH Managers, LLC,
a Texas limited liability company
its general partner

By:

Name:

Title:

ASSIGNEE:

________________________ ,

a

By:

a
its general partner

By:

Name:

Title:

EXHIBITS B1

THE STATE OF TEXAS §
                  §
COUNTY OF DALLAS   §

This instrument was acknowledged before me on _____________, 2011, by __________ ____________, the ____________________of Rome LTH Managers, LLC, a Texas limited liability company, general partner of Rome LTH Partners, LP, a Texas limited partnership, on behalf of said partnership.

Notary Public, State of Texas

THE STATE OF __________§

§

COUNTY OF ____________§

This instalment was acknowledged before me on ________________, 2011, by _______________, the _________________ of ________________________, a _____________ ___________, the General Partner of ____________________________, a _________________ ______, on behalf of said _____________________.

Notary Public, State of

Exhibit A                      Real Property

EXHIBITS B1

EXHIBIT A

Real Property

BEING A LEASE PARCEL LYING WHOLLY WITHIN THE CAMPUS OF FLOYD MEDICAL CENTER, LOCATED IN THE THIRD WARD OF THE CITY OF ROME, FLOYD COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Commencing at an iron pin in the southerly right-of-way margin of Turner McCall Boulevard, said iron pin being located at the point of curvature of a curve in the intersection of the southerly right of way margin of Turner McCall Boulevard with the westerly right-of-way margin of North Fourth Avenue; thence, with the southerly right-of-way margin of Turner McCall Boulevard, North 89°02’08” West a distance of 288.33 feet to a hole found in concrete; thence, leaving said southerly right of-way margin, South 13°38’54” West a distance of 78.66 feet to a point in the most northeasterly corner of the Lease Parcel to be described, and the true and actual Point of Beginning;

Thence South 01 °00’46” West a distance of 31.00 feet to a point;
Thence South 88°59’ 13” East a distance of 7.00 feet to a point;
Thence South 01°00’47” West a distance of 37.67 feet to a point;
Thence North 88°59’13” West a distance of 7,00 feet to a point;
Thence South 01 °00’47” West a distance of 31.00 feet to a point;
Thence North 88°59’13” West a distance of 127.50 feet to a point;
Thence South 01°00’47” West a distance of 23.76 feet to a point on the face of an existing building;
Thence, with face of said building, North 88°59’12” West a distance of 23.67 feet to a point;
Thence, leaving face of said building, North 01°00’47” East a distance of 23.76 feet to a point;
Thence North 88°59’13” West a distance of 46.02 feet to a point;
Thence North 01°12’09” East a distance of 31.00 feet to a point;
Thence North 88°59’ 13” West a distance of 7,09 feet to a point;
Thence North 01 °00’47” East a distance of 37.67 feet to a point;
Thence South 88°59’ 13” East a distance of 7.00 feet to a point;
Thence North 01 °00’47” East a distance of 31.00 feet to a point;
Thence South 88°59’13” East a distance of 197.17 feet to the Point of Beginning.
The parcel thus described contains 20,741.24 square feet, or 0.476 acre, more or less.

EXHIBIT A

EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

____________________________________(“Assignor”), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ____________________________ (“Assignee”), all of Assignor’s right, title and interest in and to all leases, licenses and other occupancy agreements together with all associated amendments, modifications, extensions or supplements thereto set forth on Schedule 1 attached hereto (collectively, the “Leases”), including any and all security deposits under the Leases.

Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys’ fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Leases prior to the date of this Assignment.  Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys’ fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Leases on and after the date of this Assignment.

[SIGNATURE PAGE TO FOLLOW]

EXHIBIT C

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this _____ day of _______, 2011, which Assignment is effective this date.  This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:

By:
Name:	___________________________
Title:	___________________________

ASSIGNEE:

By:
Name:	___________________________
Title:	___________________________

EXHIBIT C

SCHEDULE 1

LEASES

EXHIBIT C

EXHIBIT D

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a __________________________, having an address at ______________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ______________________________ (“Buyer”), a__________________________, all of Seller’s right, title and interest in and to those certain items of personal and intangible property set forth in the inventory on Schedule A attached hereto and made a part hereof (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of __________________________, as more particularly described on Schedule B attached hereto and made a part hereof (“Real Property”), but excluding tangible personal property owned or leased by Seller’s property manager or the tenants of the Real Property.

Seller has not made and docs not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects.  Buyer accepts the Personal Property on an “AS IS, WHERE IS” basis.

[SIGNATURE PAGE TO FOLLOW]

EXHIBIT D

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of thisday of________, 2011

SELLER:

By:

Name:

Title:

EXHIBIT D

SCHEDULE A

TO BILL OF SALE

[Add Inventory]

EXHIBIT D

SCHEDULE B

TO BILL OF SALE

[Add legal description of Real Property]

EXHIBIT D

EXHIBIT E

FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the ___ day of ________, 2011 by  _________________, a _________________________(“Assignor”), to __________________________,  _______________________________________ (“Assignee”).

WITNESSETH:

WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of ___________, 2010, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ______________________ (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the dale hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property set forth on Schedule A attached hereto and made a part hereof, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts.  Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor’s right, title and interest to any of the Contracts, provided that, as to any Contracts which involve the construction of improvements on the Property by Assignor, Assignor hereby reserves the right to enforce all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto.

Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations under the Contracts to the extent first accruing on or after the date hereof.  Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Contracts, to the extent accruing prior to the date hereof.

This Assignment shall be governed by the laws of the State of _____________,

applicable to agreements made and to be performed entirely within said State.

[SIGNATURE PAGE TO FOLLOW]

EXHIBIT E

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:

a

By:

Name:

Title:

EXHIBIT E

EXHIBIT F

FORM OF TENANT ESTOPPEL

The undersigned hereby certifies to American Realty Capital II, LLC and ARC 001, LLC (“Buyer”), ______________________ (“Lender”) and their respective successors and assigns as follows:

1.           The undersigned is the tenant under that certain [Lease Agreement] dated as of __________, __ ___, [as amended by [insert any modifications to Lease] ([collectively,] the “Lease”) by and between _________________________(“Landlord”) and _____________________ (“Tenant”), pursuant to which Tenant leases that real property located at ____________________________________________ (the “Premises”).

2.           Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

3.           The Lease is valid and in full force and effect on the date hereof.  The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated,

4.           Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.

5.           The initial term of the Lease began on _________, _____and expires on ___________, 20 ____.  The Rent Commencement Date was ____________,_____.  Tenant has accepted possession of the Premises and is open for business.  Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease, except as follows:  ____________________.

[LIST SUBLESSEES.  IF NONE, STATE “NONE”.]

6.           Except as set forth in the Lease, Tenant has no outstanding options or rights to renew or extend the term of the Lease.  Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises, except as set forth in the Lease.

7.           The [Base Annual Rent] payable under the Lease is $ ____________($_______ monthly).  Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows:  (a) from ____________, 20 ___to and including _____________, 20 __, the Base Annual Rent shall be $________($________monthly), (b) from_____________, 20 __ to and including _______________, 20 __ the Base Annual Rent shall be $ _______ ($._________monthly); [and from _______, 20 __to and including __________, 20 ___the fixed annual minimum rent shall be $_________ ($___________ monthly)].  Such rent has been paid through and including the month of _____________, 201_.  Additional rent under the Lease has been paid through and including the month of, 201_.  No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.

EXHIBIT F

8.           Tenant’s security deposit, if any, is $_____________ (if none, please state “none”).

9.           No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease.  Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.

10.           a.           All required contributions by Landlord to Tenant on account of Tenant’s improvements have been received by Tenant and all of Tenant’s tenant improvements have been completed in accordance with the terms of the Lease.

(b)           Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

11.           The undersigned is duly authorized to execute this Certificate on behalf of Tenant.  Dated:  ___________, 2011

TENANT:

___________________, a ____________

By:
Name:
Title:

EXHIBIT F

EXHIBIT G

[Intentionally Deleted]

EXHIBIT G

EXHIBIT H

FORM OF NOTICE TO TENANT

TO:           [Tenant]

Re:           Notice of Change of Ownership of ____________________________

Ladies and Gentlemen:

YOU ARE HEREBY NOTIFIED AS FOLLOWS:

That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated ______, between _________as tenant and ___________ as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.

Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

You will receive a separate notification from New Owner regarding the new address for the payment of rent.  In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

Very truly yours,

[PRIOR LANDLORD)

By:

Name:

Title:

EXHIBIT H

EXHIBIT I

WARRANTIES

[To be completed during the Due Diligence Period.]

EXHIBIT I

EXHIBIT J

GENERAL CONTRACTOR WARRANTY

___________ __,2011

Re:  _____________________________, (the “Project”)

____________ (“Contractor”) hereby guarantees to _________, its successors and assigns (“Landlord”) all work performed by it or any subcontractor on the Project to be structurally sound, constructed in accordance with applicable law, the plans prepared by ____________ (the “Architect”) and the [identify any tenant specifications] (the “Tenant Specifications”) and that all materials and equipment furnished by it or any subcontractor and work performed by it or any subcontractor on the Project shall be free from defects in materials and workmanship (collectively, the “Work”) for the greater of (a) one year after the date ________________ (“Tenant”) accepts possession of the Project (the “Warranty Commencement Date”) (except that such warranties shall survive for the first three (3) years after the Warranty Commencement Date as to defective conditions (including without limitation, conditions which do not comply with the Tenant Specifications or applicable law) which could not be discovered by Landlord or Tenant in the exercise of reasonable care within one (1) year after the Warranty Commencement Date) or (b) any time periods set forth in the Tenant Specifications, and that there shall be no structural movement resulting from the failure of Contractor causing damage to any portion of any structure on the Project.  All subcontractors’ guaranties and any warranties therein specified shall be underwritten by Contractor who shall obtain and deliver the same to Landlord before the Work will be deemed finished and accepted.  Contractor’s warranties as set forth in this contract shall be assignable to Tenant, any other tenant of the project, as applicable and/or any successor Landlord of the Project.  If any such damage should occur during any guaranty period, or if there shall be any defect in the work, Contractor will make all necessary repairs, in the judgment of Architect, to the work without further costs to Landlord, and shall promptly reimburse Landlord for consequential damages, if any, suffered as a result of the defect or the settling or structural movement.  If such repairs are not completed within seven (7) days following notification to the Contractor of the need for repairs, or, in the event of an emergency, 24 hours following such notification, or, if additional time is requested by Contractor, within such reasonable time as is allowed by Architect, Landlord shall have the right to have the repair work done by another reputable contractor to be chosen by Landlord and Contractor promptly shall reimburse Landlord for the full cost thereof, plus interest at the rate of fifteen percent (15%) per annum upon billing.  The provisions of this Letter of Warranty shall survive the completion of the Work.

[NAME OF CONTRACTOR]

By:
Name:
Title:

EXHIBIT J

EXHIBIT K

DUE DILIGENCE ITEMS

#	Item

1	Leases, Amendments & Material Correspondence

2	Surveys, Site Plans, As-Builts

2a	Drawings for Properties Under Construction

3	Architectural Plans & Specifications

4	Title Insurance

5	Certificates of Occupancy

6A	Zoning Reports

6B	Environmental Reports

6C	Engineering & Property Condition Reports

7	Operating Statements (2009, 2010, 2011 YTD)

8	Real Estate Tax Bills (2009, 2010, 2011)

9	Service Contracts

9A	Building Insurance Policies

10	Warranties (All)

11	Personal Property Inventory

12	Major Tenant Financials and Tenant Financials for single tenant buildings

13	Overview of Physician Investors

14	Feasibility Studies (Real Estate)

15	Licenses & Regulatory Permits, if available

16	Third-Party Accreditation, if available

17	[Intentionally Deleted]

18	Certificates of Need

19	Physical or Life-Safety Regulatory Correspondence

20	Physical or Life-Safety Waiver Correspondence

21	Aged receivables or delinquency reports with respect to Tenant obligations to Sellers

22	Confirmation of whether the facility is subject to any bed or similar tax, and a copy of any document relating to such tax

EXHIBIT K

EXHIBIT L

Survey Requirements

MINIMUM STANDARD DETAIL REQUIREMENTS FOR
ALTA/ACSM LAND TITLE SURVEYS
(Effective February 23, 2011)

1. Purpose - Members of the American Land Title Association (ALTA) have specific needs, unique to title insurance matters, when asked to insure title to land without exception as to the many matters which might be discoverable from survey and inspection, and which are not evidenced by the public records.

For a survey of real property, and the plat, map or record of such survey, to be acceptable to a title insurance company for the purpose of insuring title to said real property free and clear of survey matters (except those matters disclosed by the survey and indicated on the plat or map), certain specific and pertinent information must be presented for the distinct and clear understanding between the insured, the client (if different from the insured), the title insurance company (insurer), the lender, and the surveyor professionally responsible for the survey.

In order to meet such needs, clients, insurers, insureds, and lenders are entitled to rely on surveyors to conduct surveys and prepare associated plats or maps that are of a professional quality and appropriately uniform, complete and accurate.  To that end, and in the interests of the general public, the surveying profession, title insurers and abstracters, the ALTA and the National Society of Professional Surveyors, Inc. (NSPS) jointly promulgate the within details and criteria setting forth a minimum standard of performance for ALTA/ACSM Land Title Surveys.  A complete 2011 ALTA/ACSM Land Title Survey includes the on-site fieldwork required under Section 5 herein, the preparation of a plat or map showing the results of the fieldwork and its relationship to record documents as required under Section 6 herein, any information in Table A herein that may have been negotiated with the client, and the certification outlined in Section 7 herein.

2. Request for Survey - The client shall request the survey or arrange for the survey to be requested, and shall provide a written authorization to proceed from the person or entity responsible for paying for the survey.  Unless specifically authorized in writing by the insurer, the insurer shall not be responsible for any costs associated with the preparation of the survey.  The request shall specify that an “ALTA/ACSM LAND TITLE SURVEY” is required and which of the optional items listed in Table A herein, if any, are to be incorporated.  Certain properties, including, but not limited to, marinas, campgrounds, trailer parks and leased areas, may present issues outside those normally encountered on an ALTA/ACSM Land Title Survey.  The scope of work related to such properties should be discussed with the client, lender and insurer, and agreed upon in writing prior to requesting the survey.  The client may need to secure permission for the surveyor to enter upon the property to be surveyed, adjoining properties, or offsite easements.

EXHIBIT L

3. Surveying Standards and Standards of Care

A.
Effective Date - The 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys are effective February 23, 2011.  As of that date, all previous versions of the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys are superseded by these standards.

B.
Other Requirements and Standards of Practice - Some Federal agencies, many states and some local jurisdictions have adapted statutes, administrative rules and/or ordinances that set out standards regulating the practice of surveying within their jurisdictions.  In addition to the standards set forth herein, surveyors shall also conduct their surveys in accordance with all applicable jurisdictional requirements and standards of practice.  Where conflicts between the standards set forth herein and any such jurisdictional requirements and standards of practice occur, the more stringent shall apply.

C.	The Normal Standard of Care - Surveyors should recognize that there may be unwritten local, state, and/or regional standards of care defined by the practice of the ‘prudent surveyor’ in those locales.

D.
Boundary Resolution - The boundary lines and corners of any property being surveyed as part of an ALTA/ACSM Land Title Survey shall be established and/or retraced in accordance with appropriate boundary law principles governed by the set of facts and evidence found in the course of performing the research and survey.

E.	Measurement Standards - The following measurement standards address Relative Positional Precision for the monuments or witnesses marking the corners of the surveyed property.

i.
“Relative Positional Precision” means the length of the semi-major axis, expressed in feet or meters, of the error ellipse representing the uncertainty due to random errors in measurements in the location of the monument, or witness, marking any corner of the surveyed property relative to the monument, or witness, marking any other corner of the surveyed property at the 95 percent confidence level (two standard deviations).  Relative Positional Precision is estimated by the results of a correctly weighted least squares adjustment of the survey.

ii.
Any boundary lines and corners established or retraced may have uncertainties in location resulting from (1) the availability, condition, history and integrity of reference or controlling monuments, (2) ambiguities in the record descriptions or plats of the surveyed property or its adjoiners, (3) occupation or possession lines as they may differ from the written title lines, and (4) Relative Positional Precision.  Of these four sources of uncertainty, only Relative Positional Precision is controllable, although due to the inherent errors in any measurement, it cannot be eliminated.  The magnitude of the first three uncertainties can be projected based on evidence; Relative Positional Precision is estimated using statistical means (see Section 3.E.i. above and Section 3.E.v. below).

EXHIBIT L

iii.
The first three of these sources of uncertainty must be weighed as part of the evidence in the determination of where, in the surveyor’s opinion, the boundary lines and corners of the surveyed property should be located (see Section 3.D. above).  Relative Positional Precision is a measure of how precisely the surveyor is able to monument and report those positions; it is not a substitute for the application of proper boundary law principles.  A boundary corner or line may have a small Relative Positional Precision because the survey measurements were precise, yet still be in the wrong position (i.e. inaccurate) if it was established or retraced using faulty or improper application of boundary law principles.

iv.
For any measurement technology or procedure used on an ALTA/ACSM Land Title Survey, the surveyor shall (1) use appropriately trained personnel, (2) compensate for systematic errors, including those associated with instrument calibration, and (3) use appropriate error propagation and measurement design theory (selecting the proper instruments, geometric layouts, and field and computational procedures) to control random errors such that the maximum allowable Relative Positional Precision outlined in Section 3.E.V. below is not exceeded.

v.
The maximum allowable Relative Positional Precision for an ALTA/ACSM Land Title Survey is 2 cm (0.07 feet) plus 50 parts per million (based on the direct distance between the two corners being tested), it is recognized that in certain circumstances, the size or configuration of the surveyed property, or the relief, vegetation or improvements on the surveyed property will result in survey measurements for which the maximum allowable Relative Positional Precision may be exceeded.  If the maximum allowable Relative Positional Precision is exceeded, the surveyor shall note the reason as explained in Section 6.B.ix below.

4. Records Research - It is recognized that for the performance of an ALTA/ACSM Land Title Survey, the surveyor will be provided with appropriate data which can be relied upon in the preparation of the survey.  The request for an ALTA/ACSM Land Title Survey shall set forth the current record description of the property to be surveyed or, in the case of an original survey, the current record description of the parent parcel that contains the property to be surveyed.  Complete copies of the most recent title commitment, the current record description of the property to be surveyed (or, in the case of an original survey, the parent parcel), the current record descriptions of adjoiners, any record easements benefiting the property, the record easements or servitudes and covenants burdening the property (all hereinafter referred to collectively as “Record Documents”), documents of record referred to in the Record Documents, documents necessary to ascertain, if possible, the junior/senior relationship pursuant to Section 6.B.vii. below, and any other documents containing desired appropriate information affecting the property being surveyed, and to which the ALTA/ACSM Land Title Survey shall make reference, shall be provided to the surveyor for use in conducting the survey.  Reference is made to Section 3.B. above.

EXHIBIT L

5. Field Work - The Survey shall be performed on the ground (except as otherwise negotiated pursuant to Table A, Item 15 below, if selected by the client), and the field work shall include the following:

A.	Monuments

i.	The location and description of any monuments or lines that control the boundaries of the surveyed property.

ii.	The location, size and type of any monuments found (or set, if Table A, Item 1 is requested by the client, or if otherwise required - see Section 3.B. above) on the boundary of the surveyed property.

B.	Rights of Way and Access

i.	The distance from the appropriate corner or corners of the surveyed property to the nearest right of way line, if the surveyed property does not abut a right of way.

ii.
The name of any street, highway or other public or private way abutting the surveyed property, and the width and location of the travelled way relative to the nearest boundary line of the surveyed property.

iii.	Visible evidence of physical access (such as, but not limited to, curb cuts and driveways) to any abutting streets, highways or other public ways.

iv.
The location and character of vehicular, pedestrian or other forms of access by other than the apparent occupants of the surveyed property to or across the surveyed property, including, but not limited to driveways, alleys, private roads, sidewalks and footpaths observed in the process of conducting the survey.

v.
Without expressing a legal opinion as to ownership or nature, the location and extent of any potentially encroaching driveways, alleys, and other ways of access from adjoining properties onto the surveyed property observed in the process of conducting the survey.

vi.
Where documentation of the width or location of any abutting street, road or highway right of way was not disclosed in Record Documents provided to the surveyor or was not otherwise available from the controlling jurisdiction (see Section 6.C.iv. below), the evidence and location of parcel corners recovered which might indicate the width or location of such right of way lines.

EXHIBIT L

vii.	Evidence of access to and from waters adjoining the surveyed property, such as paths, boat slips, launches, piers and docks observed in the process of conducting the survey.

C.	Lines of Possession, and Improvements along the Boundaries

i.
The character and location of evidence of possession or occupation along the perimeter of the surveyed property, both by the occupants of the surveyed property and by adjoiners, observed in the process of conducting the survey.

ii.	The character and location of all walls, buildings, fences, and other improvements within five feet of each side of the boundary lines, observed in the process of conducting the survey.

iii.
Without expressing a legal opinion as to the ownership or nature of the potential encroachment, the evidence, location and extent of potentially encroaching structural appurtenances and projections observed in the process of conducting the survey, such as fire escapes, bay windows, windows and doors that open out, flue pipes, stoops, eaves, cornices, areaways, steps, trim, etc., by or onto adjoining property, or onto rights of way, easements or setback lines disclosed in Record Documents provided to the surveyor.

D.	Buildings

Based on the normal standard of care, the location of all buildings on the surveyed property shown perpendicular to the nearest perimeter boundary line(s) and expressed to the appropriate degree of precision.

E.	Easements and Servitudes

i.	Evidence of any easements or servitudes burdening the surveyed property, disclosed in the Record Documents provided to the surveyor and observed in the process of conducting the survey.

ii.
Evidence of easements or servitudes not disclosed in the Record Documents provided to the surveyor, but observed in the process of conducting the survey, such as those created by roads; rights of way; water courses; ditches; drains; telephone, fiber optic lines, or electric fines; water, sewer, oil or gas pipelines on or across the surveyed property and on adjoining properties if they appear to affect the surveyed property.

EXHIBIT L

iii.	Surface indications of underground easements or servitudes on or across the surveyed property observed in the process of conducting the survey.

iv.	Evidence of use of the surveyed property by other than the apparent occupants observed in the process of conducting the survey.

F.	Cemeteries

As accurately as the evidence permits, the location of cemeteries, gravesites, and burial grounds (i) disclosed in the Record Documents provided to the surveyor, or (ii) observed in the process of conducting the survey.

G.	Water Features

i.
The location of springs, together with the location of ponds, lakes, streams, and rivers bordering on or running through the surveyed property, observed during the process of conducting the survey.  See Table A, Item 19 for wetlands locations.

ii.
The location of any water boundary on the surveyed property.  The attribute(s) of the water feature located (e.g., top of bank, edge of water, high water mark, etc.) should be congruent with the boundary as described in the record description or, in the case of an original survey, in the new description.  (See Section 6.B.vi. below).

6. Plat or Map - A plat or map of an ALTA/ACSM Land Title Survey shall show the following information.  Where dimensioning is appropriate, dimensions shall be in accordance with the appropriate standard of care.

A.	The evidence and locations gathered during the field work as outlined in Section 5 above.

B.	Boundary, Descriptions, Dimensions and Closures

i.
The current record description of the surveyed property, and any new description of the surveyed property that was prepared in conjunction with the survey, including a statement explaining why the new description was prepared.  Preparation of a new description should be avoided unless deemed necessary or appropriate by the surveyor and insurer.  Preparation of a new description should also generally be avoided when the record description is a lot or block in a platted, recorded subdivision.

ii.
The location and description of any monuments, lines or other evidence that control the boundaries of the surveyed property or that were otherwise relied upon in establishing or retracing the boundaries of the surveyed property, and the relationship of that evidence to the surveyed boundary.  In some cases, this will require notes on the plat or map.

EXHIBIT L

iii.
All distances and directions identified in the record description of the surveyed property (and in the new description, if one was prepared).  Where a measured or calculated dimension differs from the record by an amount deemed significant by the surveyor, such dimension shall be shown in addition to, and differentiated from, the corresponding record dimension.

iv.
The directional, distance and curve data necessary to compute a mathematical closure of the surveyed boundary.  A note if the record description does not mathematically close.  The basis of bearings and, when it differs from the record basis, the difference.

v.
The remainder of any recorded lot or existing parcel, when the surveyed property is composed of only a portion of such lot or parcel, shall be graphically depicted.  Such remainder does not need to be included as part of the actual survey, except to the extent necessary to locate the lines and corners of the surveyed property, and it need not be fully dimensioned or drawn at the same scale as the surveyed property.

vi.
When the surveyed property includes a water boundary, a note on the face of the plat or map noting the date the boundary was measured, which attribute(s) of the water feature was/were located, and the caveat that the boundary is subject to change due to natural causes and that it may or may not represent the actual location of the limit of title.  When the surveyor is aware of natural or artificial realignments or changes in such boundaries, the extent of those changes and facts shall be shown or explained.

vii.
The relationship of the boundaries of the surveyed property (i.e., contiguity, gaps, or overlaps) with its adjoiners, where ascertainable from Record Documents and/or from field evidence gathered during the process of conducting the survey of the property being surveyed.  If the surveyed property is composed of multiple parcels, the extent of any gaps or overlaps between those parcels shall be identified.  Where gaps or overlaps are identified, the surveyor shall, prior to preparation of the final plat or map, disclose this to the insurer and client for determination of a course of action concerning junior/senior rights.

viii.
When, in the opinion of the surveyor, the results of the survey differ significantly from the record, or if a fundamental decision related to the boundary resolution is not clearly reflected on the plat or map, the surveyor shall explain this information with notes on the face of the plat or map.

ix.	A note on the face of the plat or map explaining the site conditions that resulted in a Relative Positional Precision that exceeds the maximum allowed under Section 3.E,v. of these standards.

EXHIBIT L

x.	A note on the face of the plat or map identifying the title commitment/policy number, effective date and name of the insurer for any title work provided to the surveyor.

C.	Easements, Servitudes, Rights of Way, Access and Record Documents

i.
The width and recording information of all plottable rights of way, easements and servitudes burdening and benefitting the property surveyed, as evidenced by Record Documents which have been provided to the surveyor.

ii.
A note regarding any right of way, easement or servitude evidenced by a Record Document which has been provided to the surveyor (a) the location of which cannot be determined from the record document, or (b) of which there was no observed evidence at the time of the survey, or (c) that is a blanket easement, or (d) that is not on, or does not touch, the surveyed property, or (e) that limits access to an otherwise abutting right of way, or (f) in cases where the surveyed property is composed of multiple parcels, which of such parcels the various rights of way, easements, and servitudes cross.

iii.	A note if no physical access to a public way was observed in the process of conducting the survey.

iv.	The width of abutting rights of way and the source of such information (a) where available from the controlling jurisdiction or (b) where disclosed in Record Documents provided to the surveyor.

v.	The identifying titles of all recorded plats, filed maps, right of way maps, or similar documents which the survey represents, wholly or in part, with their recording or filing data.

vi.	For non-platted adjoining land, names and recording data identifying adjoining owners according to current public records. For platted adjoining land, the recording data of the subdivision plat.

vii.	Platted setback or building restriction lines which appear on recorded subdivision plats or which were disclosed in Record Documents provided to the surveyor.

D.	Presentation

i.
The plat or map shall be drawn on a sheet of not less than 8 % by 11 Inches in size at a legible, standard engineering scale, with that scale clearly indicated in words or numbers and with a graphic scale.  When recordation or filing of a plat or map is required by law, such plat or map shall be produced in recordable form.  The boundary of the surveyed property drawn in a manner that distinguishes it from other lines on the plat or map.  A north arrow (with north to the top of the drawing when practicable), a legend of symbols and abbreviations, and a vicinity map showing the property in reference to nearby highway(s) or major street intersection(s).

EXHIBIT L

ii.	Supplementary or detail diagrams when necessary.

iii.	If there are no visible buildings on the surveyed property, a note stating “No buildings existing on the surveyed property” shall appear on the face on the survey.

iv.
The surveyor’s project number (if any), and the name, registration or license number, signature, seal, street address, telephone number, and email address of the surveyor who performed the survey.  The date(s) of any revisions made by said surveyor.

v.	Sheet numbers where the plat or map is composed of more than one sheet.

vi.	The caption “ALTA/ACSM Land Title Survey.”

7. Certification - The plat or map of an ALTA/ACSM Land Title Survey shall bear only the following certification, unaltered, except as may be required pursuant to Section 3.B. above:

To (name of insured, if known), (name of lender, if known), (name of insurer, if known), (names of others as negotiated with the client):

This is to certify that this map or plat and the survey on which it is based were made in accordance with the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and NSPS, and includes Items _______of Table A thereof.  The field work was completed on ____________.

Date of Plat or Map:  ______ (Surveyor’s signature, printed name and seal with Registration/License Number)

8. Deliverables - The surveyor shall furnish copies of the plat or map of survey to the insurer and client, and as otherwise negotiated with the client.  Hard copies shall be on durable and dimensionally stable material of a quality standard acceptable to the insurer, Digital copies of the plat or map may be provided in addition to, or in lieu of, hard copies in accordance with the terms of the contract.  When required by law or requested by the client, the plat or map shall be produced in recordable form and recorded or filed in the appropriate office or with the appropriate agency.

EXHIBIT L

LEGAL DISCLAIMER
Fidelity Due Diligence Services (FDDS) is a “service provider” for Fidelity National Title Group (FNTG) and is a dba of American Surveying and Mapping, Inc. (ASM). ASM is an Independent contractor that is not owned by FNTG nor an agent.  FNTG is not responsible and does not make warranties or guarantees regarding the products or services offered by the service provider.  FNTG is not a land surveying, zoning or engineering company.  FNTG consist of Fidelity National Title Insurance Company, Chicago Title Insurance Company, Ticor Tide Insurance, Commonwealth Land Title Insurance Corporation, Lawyers Title Insurance Corporation, Security Union Title Insurance Company and Alamo Title Insurance Company and all respective trade marks, services marks and logos belonging to FNTG are with FNTG’s express permission.

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TABLE A

OPTIONAL SURVEY RESPONSIBILITIES AND SPECIFICATIONS

NOTE:  The items of Table A must be negotiated between the surveyor and client, it may be necessary for the surveyor to qualify or expand upon the description of these items (e.g., in reference to Item 6(b), there may be a need for an interpretation of a restriction).  The surveyor cannot make a certification on the basis of an interpretation or opinion of another party.  Notwithstanding Table A Items 5 and 11(b), if an engineering design survey is desired as part of an ALTA/ACSM Land Title Survey, such services should be negotiated under Table A, item 23.

If checked, the following optional items are to be included in the ALTA/ACSM LAND TITLE SURVEY, except as otherwise qualified (see note above):

1.	__X__
Monuments placed (or a reference monument or witness to the comer) at all  major comers of the boundary of the property, unless already marked or referenced by existing monuments or witnesses..  This item is subject to local jurisdictions that have specific requirements for setting monuments such as California and Washington.  The settings of monuments in these states may require a plat submittal review and approval process, which would require additional negotiations.

2.	__X__	Address(es) if disclosed in Record Documents, or observed while conducting the survey.

3.	__X__	Flood zone classification (with proper annotation based on federal Flood insurance Rate Maps or the state or local equivalent) depicted by scaled map location and graphic plotting only.

4.	__X__	Gross land area (and other areas if specified by the client),

5.		Vertical relief with the source of information (e.g. ground survey or aerial map), contour interval, datum, and originating benchmark identified.

6.	__X__
(a) Current zoning classification, as provided by the insurer, or as obtained by surveyor from contacting the local county or municipality.  A note referencing the source of the information shall be included.

__X__
(b) Current zoning classification and building setback requirements, height and floor space area restrictions as set forth in that classification, as provided by the insurer.  If none, so state.  Or a note referencing the source of the information shall be included.

7.	__X__	(a) Exterior dimensions of all buildings at ground level.

(b) Square footage of:

	__X__	(1) exterior footprint of all buildings at ground level.

	_____	(2) other areas as specified by the client.

	___X__	(c) Measured height of all buildings above grade at a location specified by the client. If no location is specified, the point of measurement shall be identified.

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8.	____X___
Substantial features observed in the process of conducting the survey (in addition to the improvements and features required under Section 5 above) such as parking lots, billboards, signs, swimming pools, landscaped areas, etc.

9.	___X___	Striping, number and type (e.g., handicapped, motorcycle, regular, etc.) of parking spaces in parking areas, lots and structures.

10.	__X__	(a) Determination of the relationship and location of certain division or party walls designated by the client with respect to adjoining properties (client to obtain necessary permissions).

	______	(b) Determination of whether certain walls designated by the client are plumb (client to obtain necessary permissions).

11.		Location of utilities (representative examples of which are listed below) existing on or serving the surveyed property as determined by:

	___X__	(a) Observed evidence.

______
(b) Observed evidence together with evidence from plans obtained from utility companies or provided by client, and markings by utility companies and other appropriate sources (with reference as to the source of information).

• Railroad tracks, spurs and sidings;

• Manholes, catch basins, valve vaults and other surface indications of subterranean uses;

•
Wires and cables (including their function, if readily identifiable) crossing the surveyed property, and all poles on or within ten feet of the surveyed property.  Without expressing a legal opinion as to the ownership or nature of the potential encroachment, the dimensions of all encroaching utility pole crossmembers orovemangs; and

• utility company installations on the surveyed property.

Note - With regard to Table A, item 11(b), source information from plans and markings will be combined with observed evidence of utilities to develop a view of those underground utilities.  However, lacking excavation, the exact location of underground features cannot be accurately, completely and reliably depicted.  Where additional or more detailed information is required, the client is advised that excavation may be necessary.

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12.	___X__	Governmental Agency survey-related requirements as specified by the client, such as for HUD surveys, and surveys for leases on Bureau of Land Management managed lands.

13.	___X__	Names of adjoining owners of platted lands according to current public records.

14.	___X__	Distance to the nearest intersecting street as specified by the client.

15.	______
Rectified orthophotography, photogrammetric mapping, airborne/mobile laser scanning and other similar products, tools or technologies as the basis for the showing the location of certain features (excluding boundaries) where ground measurements are not otherwise necessary to locate those features to an appropriate and acceptable accuracy relative to a nearby boundary.  The surveyor shall (a) discuss the ramifications of such methodologies (e.g. the potential precision and completeness of the data gathered thereby) with the insurer, lender and client prior to the performance of the survey and, (b) place a note on the face of the survey explaining the source, date, precision and other relevant qualifications of any such data.

16.	___X__	Observed evidence of current earth moving work, building construction or building additions.

17.	___X__	Proposed changes in street right of way lines, if information is available from the controlling jurisdiction. Observed evidence of recent street or sidewalk construction or repairs.

18.	___X__	Observed evidence of site use as a solid waste dump, sump or sanitary landfill.

19.	______	Location of wetland areas as delineated by appropriate authorities.

20.	______
(a) Locate improvements within any offsite easements or servitudes benefitting the surveyed property that are disclosed in the Record Documents provided to the surveyor and that are observed in the process of conducting the survey (client to obtain necessary permissions).

______
(b) Monuments placed (or a reference monument or witness to the comer) at all major comers of any offsite easements or servitudes benefitting the surveyed property and disclosed in Record Documents provided to the surveyor (client to obtain necessary permissions).

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21.	___X__
Professional Liability Insurance policy obtained by the surveyor in the minimum amount of $1,000,000.00 to be in effect throughout the contract term.  Certificate of Insurance to be furnished upon request.

22.	______	Current zoning classification and building setback requirements, height and floor space area restrictions as set forth in that classification.

23.	______

Adopted by the Board of Governors, American Land Title Association, on October 13, 2010.  American Land Title Association, 1828 L St., N.W., Suite 705, Washington, D.C. 20036.

Adopted by the Board of Directors, National Society of Professional Surveyors, on November 15, 2010.

National Society of Professional Surveyors, Inc., a member organization of the American Congress on Surveying and Mapping, 6 Montgomery Village Avenue, Suite 403, Gaithersburg, MD 20879

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